Exhibit 10.1

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

FINAL

OFFICE LEASE BY AND BETWEEN

201 BURLINGTON ROAD OWNER, LLC (AS LANDLORD)
AND
LANTHEUS MEDICAL IMAGING, INC. (AS TENANT)
FOR PREMISES AT 201 BURLINGTON ROAD
BEDFORD MA

TABLE OF CONTENTS
ARTICLE 1 REFERENCE DATA    1
1.1    Subject Referred To    1
1.2    Exhibits    4
ARTICLE 2 PREMISES AND TERM    4
2.1    Premises    4
2.2    TERM    5
2.3    Extension Option    6
2.4    Landlord’s Termination Right    9
ARTICLE 3 IMPROVEMENTS    9
3.1    Performance of Landlord’s Work    9
3.2    Plan Approval; Final Plans    10
3.3    Tenant Delay    10
3.4    Early Access    11
3.5    Delayed Delivery    11
ARTICLE 4 RENT    12
4.1    The Fixed Rent    12
4.2    Additional Rent    12
4.2.1    Real Estate Taxes.    12
4.2.2    Personal Property Taxes    14
4.2.3    Operating Costs    14
4.2.4    Insurance    19
4.2.5    Utilities    20
4.3    Late Payment of Rent    21
4.4    Security and Restoration Deposit    21
ARTICLE 5 LANDLORD’S COVENANTS    22
5.1    Affirmative Covenants    22
5.1.1    Heat and Air-Conditioning.    22
5.1.2    Electricity    22
5.1.3    Cleaning; Water.    23
5.1.4    Elevator; Fire Alarm.    23
5.1.5    Repairs.    23
5.1.6    Access.    23
5.1.7    Compliance with Law    24
5.2    INTERRUPTION    24
5.3    Outside Services    25
5.4    Landlord’s Insurance    25
5.5    INDEMNIFICATION    25
ARTICLE 6 TENANT'S ADDITIONAL COVENANTS    26
6.1    Affirmative Covenants    26
6.1.1    Perform Obligations    26

6.1.2    Use.    26
6.1.3    Repair and Maintenance.    26
6.1.4    Compliance with Law    26
6.1.5    Indemnification    27
6.1.6    Landlord’s Right to Enter    27
6.1.7    Personal Property at Tenant’s Risk    27
6.1.8    Payment of Landlord’s Cost of Enforcement.    28
6.1.9    Yield Up    28
6.1.10    Rules and Regulations    30
6.1.11    Estoppel Certificate    30
6.1.12    Landlord’s Expenses Re Consents    31
6.1.13    Guaranty.    31
6.2    Negative Covenants    31
6.2.1    Assignment and Subletting.    31
6.2.2    Nuisance.    34
6.2.3    Hazardous Wastes and Materials.    34
6.2.4    Floor Load; Heavy Equipment    36
6.2.5    Installation, Alterations or Additions    36
6.2.6    Abandonment    38
6.2.7    Signs    38
6.2.8    Parking and Storage    38
ARTICLE 7 CASUALTY OR TAKING    38
7.1    Termination    38
7.2    Restoration    39
7.3    AWARD    39
ARTICLE 8 DEFAULTS    39
8.1    Events of Default    39
8.2    Remedies    40
8.3    Remedies Cumulative    41
8.4    Landlord’s Right to Cure Defaults    42
8.5    Effect of Waivers of Default    42
8.6    No Waiver, etc    42
8.7    No Accord and Satisfaction    42
ARTICLE 9 RIGHTS OF MORTGAGE HOLDERS    42
9.1    Rights of Mortgage Holders    42
9.2    Lease Superior or Subordinate to Mortgages    43
ARTICLE 10 MISCELLANEOUS PROVISIONS    44
10.1    Notices from One Party to the Other    44
10.2    Quiet Enjoyment    44
10.3    Lease not to be Recorded    44
10.4    Limitation of Landlord’s Liability    44
10.5    Force Majeure    45
10.6    Landlord’s Default    45

10.7    Brokerage    45
10.8    Applicable Law and Construction; Merger; Jury Trial    45
10.9    Consents    46
10.10 Authority 46
10.11     Execution; Counterparts 46
10.12 OFAC Compliance 46
10.13     Confidentiality; No Public Statement 48

OFFICE L E A S E

ARTICLE 1
Reference Data
1.1    Subject Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

Effective Date:	February 14, 2022
Property:
The building located at 201 Burlington Road, Bedford, MA (the “Building”), together with the parking areas, landscaping, walkways and other improvements related to the Building, located on the parcel of land described in Exhibit A attached hereto. The Building is a single building comprised of a south portion (the “South Building”) and a north portion the “North Building”) connected by an enclosed bridge.

Premises:	A portion of the first floor and the entire second and third floors of the South Building, substantially as shown on Exhibit B attached hereto.
Rentable Floor Area of Premises:	Approximately 46,526 rentable square feet, consisting of (i) approximately 2,991 rentable square feet on the 1st floor, and (ii) 43,535 rentable square feet on the 2nd and 3rd floors in total. .
Original Notice Address of Landlord:	[***]
Landlord:	201 Burlington Road Owner LLC, a Delaware limited liability company
Tenant:	Lantheus Medical Imaging, Inc., a Delaware corporation
Original Notice Address of Tenant:	[***]
Commencement Date:	See Section 2.2

Expiration Date:	The last day of the Partial Lease Year (as hereinafter defined).

Anticipated Delivery Date:	One hundred twenty (120) days after the Effective Date and Landlord’s receipt of a building permit for Landlord’s Work (as defined below) from the Town of Bedford.
Initial Rent Commencement Date:	The Commencement Date.
First Rent Adjustment Date:	1st day of the 10th calendar month of Lease Year 1 (Fixed Rent calculation based on 35,000 rsf).
Second Rent Adjustment Date:	1st day of Lease Year 2 (Fixed Rent calculation based on 35,000 rsf).

Full Rent Commencement Date:	1st day of the 7th calendar month of Lease Year 2 (Fixed Rent calculation based on the entire Premises).
Annual Fixed Rent Rate: (Annual Fixed Rent Rate continued)
Initial Rent Commencement Date – end of the 9th calendar
month of Lease Year 1:    $1,001,731.68 (calculation based on 30,000 rsf)

First Rent Adjustment
Date – end of Lease Year 1: $1,168,686.96 (calculation based on 35,000 rsf)

Second Rent Adjustment Date – end of 6th month of
Lease Year 2:    $1,203,747.60 (calculation based on 35,000 rsf)

Full Rent Commencement Date -
the end of Lease Year 2:    $1,600,158.84 (calculation based on 46,526 rsf)

Lease Year 3:    $1,648,163.64

Lease Year 4:    $1,697,608.44

Lease Year 5:    $1,748,536.80

Lease Year 6:    $1,800,992.88

Lease Year 7: $1,855,022.64 Lease Year 8: $1,910,673.36 Partial Lease Year: $1,967,993.52
Monthly Fixed Rent Rate:
Initial Rent Commencement Date – end of the 9th calendar
month of Lease Year 1::    $83,477.64

First Rent Adjustment
Date – end of Lease Year 1:    $97,390.58

Second Rent Adjustment Date – end of the 6th month of
Lease Year 2    $100,312.30

Full Rent Commencement
Date - end of Lease Year 2:    $133,346.57 Lease Year 3:    $137,346.97
Lease Year 4:    $141,467.37

Lease Year 5:    $145,711.40

Lease Year 6:    $150,082.24

Lease Year 7:    $154,585.22

Lease Year 8:    $159,222.78

Partial Lease Year:    $163,999.46

Security and Restoration Deposit:	[***]
Base Operating Costs:	Operating Costs for calendar year 2022 (subject to the terms of Section 4.2.3)

Base Taxes:	Taxes for fiscal tax year 2022 (i.e., July 1, 2022 - June 30, 2023) (subject to the terms of Section 4.2.1)
Tenant’s Percentage:	The ratio of the Rentable Floor Area of the Premises to the total rentable area of the Building (which is approximately 131,568 square feet), which shall initially be deemed to be 35.34%.
Permitted Uses:	General office and light research and development uses.
Commercial General Liability Insurance Limits:	[***] per occurrence [***] general aggregate
Commercial Excess Liability and/or Umbrella Insurance Limits:	[***] general aggregate [***] per occurrence
Guarantor:	Lantheus Holdings, Inc.

1.2    Exhibits.

The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

EXHIBIT A    Legal Description of the Property
EXHIBIT B    Plan showing the Premises
EXHIBIT C    Commencement Date Notification
EXHIBIT D    Preliminary Fit Plan
EXHIBIT D-1    Landlord’s Work Letter
EXHIBIT E    Work Change Order
EXHIBIT F    Rules and Regulations
EXHIBIT F-1    Construction Rules and Regulations
EXHIBIT G    Form Tenant Estoppel Certificate
EXHIBIT H    Form of Landlord’s Consent and Waiver

ARTICLE 2
Premises and Term
2.1    Premises. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease and any agreements, easements, and restrictions of record, as the same may be amended from time to time, applicable to the Property. Excluded from the Premises are the roof, exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator shafts, and pipes, ducts, conduits, wires, and appurtenant fixtures serving exclusively or in common other parts of the Building (and any areas, such as the space above the ceiling or in the walls, that may contain such pipes, ducts, conduits, wires or appurtenant fixtures), and if Tenant’s space includes less than the entire rentable area of any floor, excluding the central core area of such floor.

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways, stairways, and elevators of the Building, (b) the Common Areas (defined in Section 5.1.5), and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities in the central core area of such floor.

Tenant shall be permitted to use 158 unreserved parking spaces in the surface parking area serving the Building on a first come, first served basis.

Landlord reserves the right from time to time, upon reasonable prior notice (except in the case of emergency) and without unreasonable interference with Tenant’s use of the Premises: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to alter or relocate any other common facility, (c) to make any repairs and replacements to the Premises which Landlord may deem necessary, and (d) in connection with any excavation made upon adjacent land of Landlord or others, to enter, and to license others to enter, upon the Premises to do such work as the person causing such excavation deems necessary to preserve the wall of the Building from injury or damage and to support the same. Landlord shall use commercially reasonable efforts to perform all repairs, improvements and additions in such a manner as to minimize interference with Tenant’s use of the Premises.

2.2    Term. TO HAVE AND TO HOLD for an original term (the “Original Term”) beginning on the Commencement Date, which shall be the earlier of (a) the date on which the work to be performed by Landlord pursuant to Exhibits D and D-1 has been Substantially Completed or (b) the opening by Tenant of its business in the Premises, and ending on the Expiration Date, unless sooner terminated as hereinafter provided. The term “Substantially Completed” as used herein shall mean that the work to be performed by Landlord pursuant to Exhibits D and D-1 has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time (collectively, “Punchlist Items”), provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses, and a Certificate of Occupancy (which may be a temporary Certificate of Occupancy) is issued by the Town of Bedford. For the purposes of this paragraph, a temporary Certificate of Occupancy shall mean a temporary Certificate of Occupancy issued by the Town of Bedford, provided that such temporary Certificate of Occupancy allows Tenant's use and occupancy of, and access to a substantial portion of the Premises for the Permitted Uses. Promptly after receipt of a temporary Certificate of Occupancy, Landlord shall diligently pursue the receipt of a final Certificate of Occupancy. Within ten (10) days after Tenant commences business operations in the Premises,

Landlord and Tenant, each acting reasonably and in good faith, shall conduct a joint walk- through of the Premises in order to prepare a document identifying the Punchlist Items. When the Commencement Date, the Initial Rent Commencement Date, the First Rent Adjustment Date, the Second Rent Adjustment Date, the Full Rent Adjustment Date, the date of the 1st Lease Year, and the Expiration Date have been determined, such dates shall be evidenced by a document, in the form attached hereto as Exhibit C, which Landlord shall complete and deliver to Tenant, and which shall be deemed conclusive unless Tenant shall notify Landlord of any disagreement therewith within ten (10) business days of receipt.

The term “Lease Year” as used herein shall mean a period of twelve (12) consecutive full calendar months. The 1st Lease Year shall begin on the Commencement Date if the Commencement Date is the first day of a calendar month; if not, then the 1st Lease Year shall commence upon the first day of the calendar month immediately following the Commencement Date. Each succeeding Lease Year shall commence upon the anniversary date of the 1st Lease Year. The “Phase-in Periods” specified in Section 4.1 of this Lease serve to establish specific periods for phased-in rent payments and shall have no bearing on the determination of the beginning and end of the 1st Lease Year and the 2nd Lease Year, respectively. The term “Partial Lease Year” as used herein shall mean the six (6) month period commencing on the first day immediately following the expiration of the 8th Lease Year. For the avoidance of doubt, the Original Term shall be comprised of 102 full calendar months (plus the portion of any calendar month in which the Commencement Date occurs).

2.3    Extension Option.

(a)    Tenant shall have the option (the “Extension Option”) to extend the Original Term of this Lease for one additional period of five (5) years to begin immediately upon the expiration of the Original Term (the "Extended Term"), provided that each of the following conditions has been satisfied:

(i)    As of the date of the Extension Notice (defined below) and as of the commencement of the Extended Term, Tenant shall not (x) be in monetary default and/or (y) be in non-monetary default beyond notice and cure period and/or (z) have been in default of its obligations under this Lease beyond any applicable grace period more than once during the immediately preceding 12-month period in each instance, and is occupying 100% of the Premises;

(ii)    Tenant and/or Guarantor shall have had a net income for the 12-month period immediately preceding the date of the Extension Notice and for the 12-month period immediately preceding the commencement of the Extended Term; and

(iii)    Simultaneously with the delivery of the Extension Notice and also at the commencement of the Extended Term, Tenant shall have delivered to Landlord (x) consolidated audited statements (collectively, an “Audited Statement”) for Tenant and/or Guarantor for the preceding year, prepared using generally accepted accounting principles, and (y) unaudited consolidated statements for Tenant and/or Guarantor for the most recently completed quarter prepared using generally accepted accounting principles, all of which are evidencing such net income during each of the periods specified in clause (ii) hereinabove; it being agreed that if and when an additional Audited Statement is completed between the delivery of the Extension Notice and the commencement of the Extension Term (an “Updated Audited Statement”), Tenant will deliver such Updated Audited Statement to Landlord (and such Updated Audited Statement must satisfy the requirements set forth herein in all respects).

If the above conditions have not been satisfied, then the Extension Option shall be void and the Extension Notice previously sent by Tenant shall be nullified and of no effect. Notwithstanding anything to the contrary contained herein, Landlord hereby reserves the right, in its sole and absolute discretion, to waive any condition set forth in clauses (i), (ii), and (iii) of this Section 2.3. No such waiver shall be effective unless communicated by Landlord to Tenant in writing and shall be used for the sole purpose of giving effect to the Extension Option and no other purpose.

(b)    All of the terms, covenants and provisions of this Lease shall apply to the Extended Term except that the Annual Fixed Rent Rate for Extended Term shall be the fair-market rental rate for comparable space in comparable Class A office buildings in the Burlington/Bedford area as of the commencement of the Extended Term (“Market Rate”), as designated by Landlord. If Tenant shall elect to exercise this Extension Option, it shall do so by giving Landlord written notice (the “Extension Notice”) of its election not later than twelve (12) months prior to the expiration of the Original Term of this Lease, time being of the essence thereof. If timely and properly Tenant gives such notice and satisfies the conditions specified above, the extension of this Lease shall be automatically effected without the necessity of the execution of any additional lease or amendment documents. Tenant’s Extension Option is personal to the initial named Tenant, Lantheus Medical Imaging, Inc. (and any assignee or subtenant pursuant to a Permitted Transfer, as defined in Section 6.2.1 below), and may not otherwise be assigned under any circumstances. The Original Term and the Extended Term shall be collectively referred to as the "Term" or the “term”.

(c)    Not later than thirty (30) days following the giving of Tenant’s Extension Notice, Landlord shall notify Tenant of Landlord’s determination of the Market Rate for the Extended Term. Within fifteen (15) business days after Landlord gives Tenant Landlord’s determination of the Market Rate, Tenant shall notify Landlord whether Tenant accepts or disputes such rate. If Tenant disagrees with Landlord’s determination, then Landlord and Tenant shall commence negotiations to agree upon the Market Rate. In any event, the Annual Fixed Rent Rate for the Extended Term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to the commencement of the Extended Term, inclusive of any escalations. If Landlord and Tenant are unable to reach agreement on the Market Rate within thirty (30) days after the date on which Landlord first gave Tenant

Landlord’s proposal for the Market Rate, then the Market Rate shall be determined as provided below.

(d)    If Landlord and Tenant are unable to agree on the Market Rate by the end of said thirty (30)-day period, then within five (5) business days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than [***] of the other estimate, then the Market Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Market Rate shall be determined by an independent arbitrator as set forth below.

E. Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker or appraiser licensed in the Commonwealth of Massachusetts specializing in the field of commercial office leasing in the Burlington/Bedford market area, having no less than ten (10) years' experience (an “Approved Arbitrator”). If the parties cannot agree on such person, then within a second period of seven (7) days, each shall select one Approved Arbitrator and the two appointed Arbitrators shall, within five (5) days, select a third Approved Arbitrator who shall be the final decision-maker (the “Final Arbitrator”). If one party shall fail to timely make such appointment, then the person chosen by the other party shall be the sole arbitrator. Once the Final Arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Market Rate by selecting either the Landlord’s estimate of Market Rate or the Tenant’s estimate of Market Rate. Such arbitrator must choose the proposed Market Rate that he/she determines is closest to the actual market rental rate for the Premises. There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate shall be the Market Rate for the Extended Term shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Annual Fixed Rent for the Extended Term. The costs of the Final Arbitrator will be equally divided between Landlord and Tenant. Any fees of any Approved Arbitrator or counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such Approved Arbitrator or counsel. If the dispute between the parties as to a market rate has not been resolved before the commencement of the Extended Term, then Tenant shall continue to pay Fixed Rent under the Lease based upon the Fixed Rent Rate in effect immediately prior to the commencement of the Extended Term until either the agreement of the parties as to the market rate, or the decision of the Final Arbitrator, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord.

F. Once the Market Rate has been determined, the parties shall promptly execute an amendment to this Lease setting forth the Fixed Rent for the Premises during the Extended Term.

G. With respect to any assignment or subletting during the Original Term of this Lease, such assignment shall not include the Extension Option granted to Tenant, and such sublease shall be for a term expiring no later than the Expiration Date.

2.4    Landlord’s Termination Right.(a) Landlord shall have the one-time right to terminate this Lease (the “Early Termination Right”), effective as of the last day of the 5th Lease Year (the “Early Termination Date”). If Landlord elects to exercise the Early Termination Right, it shall do so by giving Tenant written notice of termination (the “Early Termination Notice”) no later than eighteen (18) calendar months prior to the Early Termination Date. Upon the Early Termination Date Tenant shall surrender and yield up the Premises in accordance with the provisions of Section 6.1.9 of this Lease and this Lease shall terminate without any further accruing liability or obligation to either party, except with respect to the provisions of this Lease intended to survive termination. The return of the Security and Restoration Deposit following the Early Termination Date shall be governed by the terms of Section 4.4 below. Landlord shall provide Tenant with an allowance in the amount of [***] for the costs of Tenant’s furniture, fixtures and equipment, which shall be paid to Tenant on the Early Termination Date. In the event that Landlord does not give the Early Termination Notice to Tenant within the time period set forth above then Landlord shall be deemed to have waived its Early Termination Right and the provisions of this Section
2.4 shall have no further force and effect. The period of time beginning when Landlord gives the Early Termination Notice and ending on the Early Termination Date is referred to in this Section 2.4 as the “Flat Fixed Rent Period”.

(b) Fixed Rent for the Flat Fixed Rent Period shall be at the rate in effect for the third (3rd) Lease Year. It is the intention of the parties that during the Flat Fixed Rent Period Tenant shall receive the financial benefit of a full 24-months of Fixed Rent at the rate in effect for the 3rd Lease Year even though there will only be eighteen (18) months of term remaining until the Early Termination Date. Tenant shall receive a $24,722.00 credit applied against the Fixed Rent owing during the Flat Fixed Rent Period to offset the excess Fixed Rent previously paid by Tenant during the 6 months immediately preceding the Flat Fixed Rent Period (the excess being the difference between the Fixed Rent rates in effect during the 3rd and 4th Lease Years.

ARTICLE 3
Improvements
3.1    Performance of Landlord’s Work. Landlord shall, at its expense, cause to be performed the work (“Landlord’s Work”) to provide a turnkey buildout substantially as shown on preliminary fit plan attached hereto as Exhibit D and Landlord’s Work Letter attached hereto as Exhibit D-1 and in accordance with the Final Plans (as defined below). All Landlord’s Work shall be done in a good and workmanlike manner employing Building- standard materials and finishes (as specified in Exhibit D-1), and so as to conform to all applicable building laws. Tenant understands there is significant value in the existing first- class improvements, finishes and infrastructure in the Premises and agrees that Landlord may utilize existing improvements, fixtures and equipment to reduce costs. Tenant agrees that Landlord may make any changes in Landlord’s Work which may become reasonably necessary or advisable, other than substantial changes, without approval of Tenant, provided written notice is promptly given to Tenant; and Landlord may make substantial changes in such work, subject to the written approval of Tenant, which shall not be unreasonably withheld or delayed. If Tenant wishes to make any change to Landlord’s

Work at any time (including changes to finishes), whether prior to or during the performance of Landlord’s Work, and if that change increases the cost and scope of work provided for in Exhibits D, and subsequently the Final Plans, then, provided Landlord has approved such change, Tenant shall execute a Work Change Order in the form attached hereto as Exhibit E, and shall fund 100% of that specific Work Change Order prior to Landlord’s commencement of the work in such Change Order. Landlord shall use diligence to cause Landlord’s Work to be Substantially Completed by the Anticipated Delivery Date, subject to the provisions of Section 10.5 hereof, and any Tenant Delay (defined in Section 3.3 of this Lease). In no event shall Landlord’s consent to the alterations and improvements shown on Exhibit D or the Final Plans or approval of any other plans, nor Landlord or Landlord’s agents performing work on Tenant’s behalf, be construed as a waiver of Landlord’s right, pursuant to Section 6.1.9 of this Lease, to require removal of any installations, alterations or improvements in connection with Landlord’s Work at end of the Term, subject to all of the provisions of Section 6.1.9 of this Lease. Notwithstanding anything to the contrary contained herein, Tenant shall be solely responsible, at Tenant’s sole cost and expense for the installation of Tenant’s furniture, fixtures and equipment, Tenant’s specialized installations and equipment, and telephone/data cabling within the Premises. All such installations shall be done in accordance with, and subject to, all of the terms and conditions of this Lease, including but not limited to Section 6.2.5 of this Lease. The Premises shall be delivered to Tenant in compliance with all applicable building codes, including those relating to life safety, and with all base building systems in good working order.

3.2    Plan Approval; Final Plans. Based on the preliminary fit plan attached hereto as Exhibit D, Landlord’s architect shall prepare a full set of construction drawings and specifications sufficient to obtain a building permit for Landlord’s Work (collectively, the “Construction Plans”). The Construction Plans shall emanate from and be consistent with Exhibit D. The Construction Plans will be submitted to Tenant for its approval. Tenant agrees to approve or disapprove the Construction Plans within five (5) business days following its receipt thereof, specifying the reasons for any disapproval. Landlord shall then cause its architect to redesign the Construction Plans incorporating those revisions reasonably requested by Tenant. Tenant’s approval of the Construction Plans shall not be unreasonably withheld, conditioned or delayed. During the plan approval process, should Tenant require changes to the Construction Plans that increase the cost and scope of Landlord’s Work, as reasonably determined by Landlord, then Tenant shall execute a Work Change Order in the form of Exhibit E attached hereto and the increased cost for any such changes shall be paid by Tenant in accordance the Work Change Order. Tenant shall pay the full amount of the Work Change Order in accordance with Exhibit E attached hereto. If Tenant fails to timely respond to any request for approval, the submission in question shall be deemed approved. The Construction Plans that are finally approved by Tenant shall be called the “Final Plans”.
3.3    Tenant Delay. The phrase, “Tenant Delay”, shall be defined as any delay in the completion of Landlord’s Work actually caused by (i) special work, upgrades or long lead-time items for which Landlord identifies in writing (it being agreed such writing may be in the form of an e-mail), promptly upon submission of a Work Change Order, a specified period of delay, and in either instance Tenant does not withdraw or alter such special work, upgrade, long lead-time item which avoids such delay, (ii) any changes to any plans, including the

Final Plans, made by Tenant, or any Work Change Order requested by Tenant, in any case for which Landlord identifies a specified period of delay at the time of its approval and for which Tenant does not withdraw such change to avoid delay, (iii) any change in the design of the Landlord’s Work or any component thereof made by Tenant that results in a delay in the Landlord’s construction start date beyond the date that is sixty (60) days after Landlord’s receipt of the construction drawings, (iv) the delay of Tenant or its architects and engineers in approving the Construction Plans, or supplying, submitting or approving any other plans, specifications, pricing or estimates or giving authorizations or supplying information reasonably required by Landlord or its general contractor or the Town of Bedford by the dates stipulated in this Article 3, or in any other instance if no time period is specified, then within five (5) business days after request therefor, (v) any failure by any contractors employed by Tenant including, without limitation, contractors furnishing telecommunications, data processing or other service or equipment directly to Tenant (and not via Landlord’s contractors) to comply with the agreed upon timetables for coordination of the parties’ respective components of work, as established at on-site or virtual progress meetings between Landlord’s representative and Tenant’s representative, each acting reasonably and in good faith, (vi) any failure to comply with this Article 3 or any material interference with the performance of Landlord’s Work by Tenant or any of its agents, employees, architects, engineers or contractors, or (vii) Tenant’s delay in paying a Work Change Order when due or in delivering the Security and Restoration Deposit required pursuant to Section 4.4.

3.4    Early Access. Upon full execution of the Lease, Tenant may, prior to the Commencement Date (but following coordination with Landlord as to the timing), enter the Premises without payment of rent, but otherwise subject to all the terms and conditions of this Lease, to facilitate Tenant’s preparation of the Premises (e.g., taking measurements, installing trade fixtures and furniture, etc.), provided that (i) Tenant shall not interfere with any work then being performed by or for Landlord in the Premises or Building, (ii) Tenant shall immediately cease its activities in the Premises in the event that Landlord notifies Tenant (which notice may be given orally) that Tenant is interfering with Landlord, and (iii) provided Tenant shall reimburse Landlord for Landlord's actual costs incurred in connection with Tenant’s pre-commencement entry and/or work. All such preparation by Tenant shall be done in accordance with the provisions of this Lease, including but not limited to Section 6.2.5 hereof.

3.5    Delayed Delivery. In the event that Landlord’s Work is not Substantially Completed by the date that is one hundred and eighty (180) days after the Anticipated Delivery Date (the “Outside Delivery Date”), and provided such delay is not due to either a Tenant Delay and/or Force Majeure event, then the Fixed Rent first coming due as of the Initial Rent Commencement Date shall be abated by one (1) day for each day of delay during the period beginning on the Outside Delivery Date and ending on the day the Landlord’s Work is Substantially Completed. Further, in the event that Landlord’s Work is not Substantially Completed by the date that is three hundred and sixty (360) days after the Anticipated Delivery Date (the “Final Outside Date”), and provided such delay is not due to either a Tenant Delay and/or Force Majeure event, then Tenant shall have the right, upon written notice to Landlord given no later than ten (10) business days following the Final Outside Date (such notice the “Failure to Deliver Termination Notice”), to terminate this Lease upon thirty (30) days prior notice; provided, however, that such termination will be rendered ineffective if, prior to the date that is thirty (30) days following the date Tenant gives the Failure to Deliver Termination Notice, Landlord shall have Substantially Completed Landlord’s Work. The foregoing rights to abatement of Fixed Rent and terminate the Lease shall be Tenant’s sole remedy at law or in equity for Landlord’s failure to Substantially Complete the Landlord’s Work by the timelines set forth herein.

ARTICLE 4
Rent
4.1    The Fixed Rent. (a) Tenant covenants and agrees to pay rent(“Fixed Rent”) to Landlord, by electronic fund transfer (or to such other person or entity as Landlord may by notice in writing to Tenant from time to time direct), at the Annual Fixed Rent Rate, in equal installments at the Monthly Fixed Rent Rate (which is 1/12th of the Annual Fixed Rent Rate), in advance, without notice or demand, and without setoff, abatement, suspension, deferment, reduction or deduction, except as otherwise expressly provided herein, on the first day of each calendar month included in the Term, commencing as of the Commencement Date; and for any portion of a calendar month at beginning of the Term, at the rate for the 1st Lease Year, payable in advance for such portion. The term “Additional Rent” shall mean all sums other than Fixed Rent that are payable to Landlord under this Lease, including, without limitation all Operating Costs, Taxes, late charges, and interest. It is intended that Tenant’s initial obligation to pay Fixed Rent shall be phased-in during the first eighteen (18) months of the Original Term. The Fixed Rent stated in Section 1.1 is calculated based on specific phase-in periods with stepped-up square footage amounts during each phase-in period, as stated in Section 1.1.

(b)    It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant to Landlord shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been abated or terminated pursuant to an express provision of this Lease.

(c)    If Landlord shall give written notice (which for the purposes hereof may be in the form of an e-mail) to Tenant that all rent and/or other payments due hereunder are to be made to Landlord by wire transfer or any other commercially reasonable means, Tenant shall make all such payments as shall be due after receipt of said notice by means as designated by Landlord, with such payments to be made to such address and to such person or entity as is specified by Landlord.

4.2    Additional Rent. Tenant covenants and agrees to pay its insurance costs and, as Additional Rent, utility charges, personal property taxes and its pro rata share of increases in Operating Costs and Taxes with respect to the Premises as provided in this Section 4.2 as follows:

4.2.1    Real Estate Taxes. If Taxes (as hereinafter defined) for any Tax Year during the Term shall exceed Base Taxes, Tenant shall reimburse Landlord, as

Additional Rent, for Tenant’s Percentage of such excess (such amount hereinafter referred to as “Tax Excess”). The term “Tax Year” means the fiscal tax period of the Town of Bedford, which presently is a twelve-month period that begins on July 1 of each calendar year. Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Tax Excess, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tax Excess, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. If the total of such monthly remittances for any Tax Year is greater than the actual Tax Excess for such Tax year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the actual Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tax Excess).

If, after Tenant shall have made reimbursement to Landlord pursuant to this subsection 4.2.1, Landlord shall receive a refund of any portion of Taxes paid by Tenant with respect to any Tax Year during the term hereof as a result of an abatement of such Taxes by legal proceedings, settlement or otherwise (without Landlord having any obligation to undertake any such proceedings), Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the Tenant’s Percentage of the refund (less the proportional, pro rata expenses, including commercially reasonable attorneys’ fees and appraisers’ fees, incurred in connection with obtaining any such refund), as relates to Tax Excess paid by Tenant to Landlord with respect to any Tax Year for which such refund is obtained.

In the event this Lease shall commence, or shall end (by reason of expiration of the Term or earlier termination pursuant to the provisions hereof), on any date other than the first or last day of the Tax Year, or should the Tax Year or period of assessment of real estate taxes be changed or be more or less than one (1) year, as the case may be, then the amount of Tax Excess which may be payable by Tenant as provided in this subsection 4.2.1 shall be appropriately apportioned and adjusted.

The term “Taxes” shall mean all taxes, assessments, betterments and other charges and impositions (including, but not limited to, fire protection service fees and similar charges) levied, assessed or imposed at any time during the term by any governmental authority upon or against the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time during the term of this Lease, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord with respect to the rent reserved hereunder, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents shall be included in Taxes; however, Taxes shall not include late fees and penalties (unless incurred as a result of Tenant’s failure to pay Tenant’s Percentage of Tax Excess pursuant to the terms hereof), unpaid Taxes due from another tenant, franchise, estate, inheritance, succession, capital levy, transfer, income or excess profits taxes assessed on Landlord. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment.

In the event that the assessment for Taxes for the Property during the Base Taxes year (or any comparison year) specifically includes in writing a reduction for vacancy in the Building or a vacancy reduction is otherwise reasonably noted in writing on the assessor’s tax field card, then the Taxes for the applicable Base Taxes year or any comparison year, as the case may be, during which such discount continues to be applied in whole or in part shall be reasonably grossed up by the amount of the discount or reduction actually applied by the assessing department of the Town of Bedford on account of such vacancy in the Building.

4.2.2    Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

4.2.3    Operating Costs. If, during the Term hereof, Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Percentage of any such excess (such amount being hereinafter referred to as the “Operating Costs Excess”). Tenant shall remit to Landlord, on the first day of each calendar month, estimated payments on account of Operating Costs Excess, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to the Operating Costs Excess, as reasonably estimated by Landlord from time to time. If, at the expiration of the year in respect of which monthly installments of Operating Costs Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Operating Costs Excess for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Operating Costs Excess for such year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs Excess, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated. Landlord shall use reasonable efforts to provide Tenant with any such reconciliation statement within one hundred and twenty (120) days following the expiration of any calendar year during the Term, such statement prepared, allocated and computed in accordance with generally accepted accounting principles. This section shall survive the expiration or earlier termination of the Lease.

The term “Operating Costs” shall mean all costs and expenses incurred for the operation, cleaning, maintenance, repair and upkeep of the Property, including, without limitation, all costs of maintaining and repairing the Property, including snow removal; landscaping and grounds maintenance; operation, repair and maintenance of parking lots (including lighting), sidewalks, walking paths, access roads and driveways); all costs of Property signage, repair and maintenance of the roof of the Building (including drains, flashings, gutters, waterproofing); painting; security; operation, repair and replacement of heating and air-conditioning equipment, elevators, lighting and any other Building equipment or systems; all repairs and replacements (other than repairs or replacements for which Landlord has received full reimbursement from contractors, other tenants of the Building or from others) necessary to keep the Property in good working order, repair, appearance and condition; all costs, including material and equipment costs, for cleaning and janitorial services to the Building (including window cleaning of the Building); all costs of any reasonable insurance carried by Landlord relating to the Property; utilities attributable to the Common Areas; all costs related to provision of heat (including oil, electric, and/or gas), cooling, water (including sewer charges) refuse disposal and other utilities to the Premises, if not separately metered, and to the Building (exclusive of reimbursement to Landlord for any of same received as a result of direct billing to any tenant of the Building or costs for utilities that are separately metered); payments under all service contracts relating to the foregoing; all compensation, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto with respect to any employees of Landlord or its affiliates at the level of property manager or below who are engaged in the operation, security and maintenance of the Property; costs of maintaining, repairing and operating amenities available for the general use of all tenants that are now or hereafter located in the Common Areas, including an on-site café (including a monthly cafeteria subsidy, if any), and a fitness facility; charges under any declarations, covenants, cross-easements, or other like documents of record applicable to the Property; attorneys’ fees and disbursements (exclusive of any such fees and disbursements incurred in tax abatement proceedings or the preparation of leases) and auditing and other professional fees and expenses allocable to the operation, maintenance, repair and upkeep of the Property; and a property management fee which shall not exceed [***]of the gross receipts for the Building.

There shall not be included in such Operating Costs:

(l) expenses for repairs, replacement or other work necessitated by fire or other casualty (including the action of any public authority in consequence thereof) or by any taking by eminent domain, but excluding such expenses to the extent of any insurance deductible;

(2)    salaries of partners, officers and executives of Landlord;

(3)    depreciation or amortization;

(4)    costs relating to alterations for other tenants in the Building and other expenses incurred in leasing or procuring any tenants or relocating tenants;

(5)    principal and interest of indebtedness;

(6)    costs for which Landlord separately charges Tenant or other tenants;

(7)    advertising, marketing costs, and leasing commissions associated with leasing space in the Building or selling the Property;

(8)    legal and accounting expenses not directly related to the operation, maintenance, repair and upkeep of the Property including, but not limited to lease negotiations and enforcement of leases;

(9)    costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling or of hazardous materials or hazardous substances (as referenced in Section 6.2.3 below) at the Building or the Property existing as of the Effective Date;

(10)    costs of financing or refinancing or costs in incurred in connection with any other financing, sale or syndication of the Property;

(11)    costs relating to maintaining Landlord's existence as a corporation, limited partnership or other entity or other corporate overhead of Landlord;

(12)    increased Taxes assessed specifically to any tenant of the Property for which Landlord is entitled to reimbursement from any other tenant;

(13)    reserves for bad debts, repairs or capital improvements;

(14)    any expenses for repairs or maintenance to the extent recovered under warranties, guarantees and service contracts;

(15)    costs of purchasing or renting paintings or other works of art;

(16)    charitable or political contributions;

(17)    costs of capital improvements except to the extent permitted in the paragraph below;

(18)    rental on ground leases or other underlying leases and the costs of providing the same;

(19)    cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after regular business hours;

(20)    cost of any work or service performed on an extra cost basis for any tenant in the Building or the Property to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

(21)    any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship;

(22)    Landlord’s general overhead and any other expenses not directly attributable to the operation, cleaning, maintenance, repair, upkeep and management of the Building and the Property (e.g. the activities of Landlord’s officers and executives or professional development expenditures), except to the extent included in the management fee permitted hereby;

(23)    costs and expenses incurred in connection with compliance with or contesting or settlement of any claimed violation of law or requirements of law on the part of Landlord; and

(26) expenditures already paid by Tenant with respect to (a) cleaning, maintenance and upkeep of the Premises, and (b) the provision of electricity to the Premises (such that such items shall not be charged to Tenant more than once).

If, during the Term, Landlord shall replace any capital items or make any capital expenditures which (a) are intended to reduce Operating Costs or (b) are required to comply with laws enacted after the Effective Date, or (c) are required to replace worn-out items as may be necessary to maintain the Building in good working order, repair and condition and not to enhance the Building over and above its current appearance and condition (collectively called “capital expenditures”) the total amount of which is not properly included in Operating Costs for the calendar year in which they were made, there shall nevertheless be included in Operating Costs for each calendar year in which and after such capital expenditure is made the annual charge-off of such capital expenditure. (Annual charge-off shall be determined by (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof [The useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.]; and
(ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located.) Provided, further, that if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

If during any portion of any year for which Operating Costs are being computed (including the calendar year for Base Operating Costs), the Building was not fully occupied by tenants or if not all of such tenants were paying fixed rent or if Landlord was not supplying all tenants with the services being supplied hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord to the estimated Operating Costs that would have been incurred if the Building were fully occupied by tenants and all such tenants were then paying fixed rent or if such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes of this Section 4.2.3, be deemed to be the Operating Costs for such year. If Operating Costs in any year increase due to a new service being introduced in operating the Property, such increase shall be included in Operating Costs only to the extent of the increase in cost over the projected costs that would have been included in the calendar year for Base Operating Costs Year if such service had been in effect during the calendar year for Base Operating Costs. Conversely if the Operating Costs in any year decrease due to an elimination of any service, then the cost of such service shall be deleted from the calendar year for Base Operating Costs for purposes of determining the Operating Costs payable for subsequent years that the service is not included.

Provided that Tenant is not in default beyond notice and cure periods of its obligations under this Lease (it being agreed that if Landlord has given notice of default for which the applicable cure period has yet to lapse, Tenant must cure such default within such cure period for Tenant to be entitled to exercise the right set forth herein), Tenant shall have the right to examine, copy and audit Landlord’s books and records establishing the Operating Costs set forth in this Section 4.2.3, for the calendar year immediately preceding Landlord’s year-end reconciliation statement of Operating Costs for the specific calendar year in question. Tenant shall give Landlord at least thirty (30) days prior written notice (the “Audit Notice”) of its intention to examine and audit such books and records, and such examination and audit shall take place at Landlord’s or Landlord’s building manager’s office no later than on hundred twenty (120) days following Tenant’s receipt of any year-end reconciliation statement and shall be completed no later than ninety (90) days following the date Tenant was first given access to Landlord’s books and records. Before conducting any audit, Tenant must pay the full amount of Tenant’s Percentage of Operating Costs Excess billed. No subtenant shall have any right to conduct an audit. As a condition to performing any such inspection, Tenant and its examiners may be required to execute and deliver to Landlord an agreement to keep confidential any information which Tenant and the examining party discover about the Building in connection with such examination, except for disclosures required by law, court order or regulatory authorities, or to Tenant's attorneys, accountants, auditors, or potential purchasers of the Tenant company. Tenant agrees to use for such audit either (i) a certified public accountant or (ii) an accounting firm or (iii) or a lease administration firm that is subject to Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed), provided that any such party listed in (i), (ii) and/or (iii) is not being paid on a contingency fee basis. All costs of the examination and audit shall be borne by Tenant provided, however, that if such examination and audit establishes that the Operating Costs Excess for the year in question is less than the amount set forth in Landlord’s statements delivered to Tenant by more than five percent (5%), then Landlord shall pay to Tenant the reasonable costs of such examination and audit (not to exceed a maximum amount of [***]). If, pursuant to the audit, the payments made for such year by Tenant exceed Tenant’s required payment on account thereof for such year, such overpayment shall be credited against Rent next due, or refunded to Tenant if the Term of this Lease has then expired and Tenant has no further obligation to Landlord; but, if the payments made by Tenant for such year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit. If there is any dispute over the results of the audit, Landlord shall have ninety (90) days following receipt of the audit results to obtain an audit from an accountant of Landlord's choice, at Landlord's cost and expense. In the event that Landlord's and Tenant's accountants shall be unable to reconcile the results which thirty (30) days following completion of Landlord’s accountants’ review, then, both accountants shall mutually agree upon a third accountant who shall make a final determination within sixty (60) days after being appointed by the parties and whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant.

4.2.4    Insurance. Tenant shall, at its expense, as Additional Rent, take out and maintain from the time Tenant first occupies the Premises for any purpose and throughout the Term the following insurance protecting Landlord:

4.2.4.1    Commercial general liability insurance and commercial excess liability insurance on “follow form” basis and/or umbrella naming Landlord, Tenant, and Landlord’s managing agent and any mortgagee of which Tenant has been given notice as insureds or additional insureds, on a primary and non-contributory basis, in amounts which shall, at the beginning of the term, be at least equal to the limits set forth in Section 1.1; and, which, from time to time during the Term upon written notice from Landlord, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises, covering the state in which the employee was hired, works and resides; and Employers liability insurance with minimum limits of [***] each accident, bodily injury by accident, [***] each employee, bodily injury by disease, and [***] policy limit, bodily injury by disease.

4.2.4.2    Special Risk property insurance with the usual extended coverage endorsements covering all Tenant’s furniture, furnishings, fixtures and equipment, and any alterations or improvements installed by or on behalf of Tenant with the exception of the initial Landlord’s Work, and business interruption insurance with limits not less than the equivalent of 12 months of rent, with extra expense coverage, and shall list Landlord as loss payee as their interests may appear.

4.2.4.3    Automobile liability insurance for all owned, leased, non-owned and hired vehicles. The minimum limit of liability shall be [***] each accident, combined single limit for bodily injury and property damage.

4.2.4.4    All such policies shall be obtained from responsible companies having a policy rating of A-; X or better, as set forth in the most current issue of the Best’s Key Rating Guide and which are qualified to do business and in good standing in Massachusetts. Tenant agrees to furnish Landlord with certificates evidencing all such insurance prior to the beginning of the Term hereof and evidencing renewal thereof at least thirty (30) days prior to the expiration of any such policy. Tenant shall provide at least thirty (30) days prior written notice to Landlord should any of the policies required herein be cancelled. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.

4.2.4.5    All insurance which is carried by either party with respect to the Building, Premises or to furniture, furnishings, fixtures, or equipment therein or alterations or improvements thereto, workmen’s compensation insurance, and all liability insurance, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that, such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises which includes all tenant improvements any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

4.2.5    Utilities. (a) Commencing on the Commencement Date, Tenant shall reimburse Landlord through Operating Costs, pursuant to Section 4.2.3, for all charges for the cost of electricity for base building HVAC, gas, and water (including sewer charges) for ordinary cleaning and lavatory use during the Term. Tenant shall pay to Landlord by means of monthly escrow payments (as set forth in Section 4.2.5(b)), for all charges for the cost of electricity for Tenant’s lights, outlets, VAV boxes/Water Source Heat Pumps, and any special requirements, such as supplemental HVAC units, for example, and for any above-normal office usage of electricity at the Premises (“Tenant Electric”).

(b)    Commencing as of the Commencement Date], Tenant shall pay directly to Landlord, as Additional Rent, estimated charges (the “Utilities Charges”) on account of Tenant Electric. Landlord shall reasonably estimate the amount of Utilities Charges payable by Tenant per month and shall notify Tenant prior to the Commencement Date of the initial estimate of Utilities Charges to be paid by Tenant. Tenant shall pay the Utilities Charges on the first day of each calendar month included in the Term, in the same manner as Tenant pays Fixed Rent pursuant to Section 4.1 above. Following Landlord’s receipt of utility provider invoices, Landlord will reconcile the estimated Utilities Charges paid by Tenant with the actual amounts owing from Tenant based on the number of kilowatt hours of electricity used in the Premises for the preceding month as registered on the sub- meters for the Premises. If it is determined Tenant has been overcharged, then such overpayment will be credited against Tenant’s account for the following month. If Tenant has underpaid, then Landlord will invoice Tenant for the amount owed and Tenant shall pay such amount within twenty (20) days after billing. Landlord reserves the right to adjust the monthly Utilities Charges from time to time based on the most current data available for Tenant’s electrical, and Tenant shall thereafter pay the adjusted Utilities Charges to Landlord until further notice.

(c)    Tenant shall pay all charges for telephone and other utilities or services not supplied by Landlord, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.

4.3    Late Payment of Rent. If any installment of Fixed Rent or other amount due Landlord is paid after the date the same was due, and if on a prior occasion in the twelve (12) month period prior to the date such installment was due an installment of rent was paid after the same was due, then Tenant shall pay Landlord a late payment fee equal to five (5%) percent of the current overdue payment. In addition, if any installment of rent or other sum due Landlord is not paid when due, such installment shall bear interest from the date due until paid, at the rate of 12% per year not to exceed the highest rate permitted by law.

4.4    Security and Restoration Deposit: Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security and Restoration Deposit. Said deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms of this Lease by said Tenant to be observed and performed. The Security and Restoration Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If the Fixed Rent or Additional Rent or any other sum payable hereunder shall be overdue and unpaid or should Landlord make payments on behalf of the Tenant, or Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire deposit or so much thereof as may be necessary to compensate Landlord toward the payment of Fixed Rent, Additional Rent or other sums or loss or damage sustained by Landlord due to such breach on the part of Tenant; and Tenant shall forthwith within five (5) business days of demand restore said security to the original sum deposited. Said deposit shall be returned in full (or so much of the Security and Restoration Deposit as shall remain following any application thereof by Landlord) to Tenant within forty –five (45) days after the end of the Term (it being agreed that, if at the time Landlord is obligated to return such Security and Restoration Deposit, Landlord has given Tenant a notice of default for which the applicable cure period has yet to lapse, the forty-five (45) day period shall be extended to the end of the applicable cure period, and thereafter Landlord shall be entitled to draw upon the Security and Restoration Deposit to cure such default before returning what remains of the Security and Restoration Deposit to Tenant). In the event of bankruptcy or other creditor-debtor proceedings against Tenant, all securities shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings

ARTICLE 5
Landlord’s Covenants
5.1    Affirmative Covenants. Landlord covenants with Tenant:

5.1.1    Heat and Air-Conditioning. To furnish to the Premises heat and air-conditioning (reserving the right, at any time, to change energy or heat sources), sufficient to maintain the Premises at comfortable temperatures (subject to all federal, state, and local regulations relating to the provision of heat), during the normal business hours for the Building set forth in the Rules and Regulations attached hereto as Exhibit F (“Normal Building Hours”). Heat and air-conditioning will be available after Normal Building Hours, at Landlord’s then standard rate for after-hours usage, including wear and tear on Building equipment, as reasonably determined by Landlord from time to time. If Tenant desires heat or air-conditioning after Normal Building Hours, Tenant must provide Building management with at least 24 hours prior notice.

5.1.2    Electricity. To furnish to the Premises reasonable electricity for Tenant’s Permitted Uses, separately check metered for Tenant’s lights, plugs and supplemental hvac and at the direct expense of Tenant as provided in Section 4.2.5 above. If Tenant shall require electricity in excess of reasonable quantities for Tenant’s Permitted Uses and if (i) in Landlord’s reasonable judgment,

Landlord’s facilities are inadequate for such excess requirements, or (ii) such excess use shall result in an additional burden on the Building utilities systems and additional cost to Landlord on account thereof, as the case may be, (a) Tenant shall, upon demand, reimburse Landlord for such additional cost, as aforesaid, or (b) Landlord, upon written request, and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant (if electricity therefor is then available to Landlord), provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage or injury to the Building or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs.

5.1.3    Cleaning; Water. To provide cleaning to the Premises on business days in accordance with cleaning and janitorial standards generally prevailing throughout the Term hereof in comparable office buildings within the municipality in which the Building is located; and to furnish water for drinking, lavatory and toilet purposes.

5.1.4    Elevator; Fire Alarm. To furnish elevator service from the lobby to the Premises; and to maintain fire alarm systems within the Building.

5.1.5    Repairs. Except as otherwise expressly provided herein, to make such repairs and replacements to the Common Areas, the roof, exterior walls and exterior windows, floor slabs and other structural components of the Building, and to the facilities and the base building plumbing, electrical, heating, ventilating and air-conditioning systems of the Building as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Section 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). The term “Common Areas” shall mean all areas within the Property which are not leased or held for the exclusive use of Tenant, including, but not limited to, parking areas, driveways, sidewalks, access roads, and landscaping. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, construct additional parking facilities in the Common Areas and increase or decrease the Common Area land so long as Tenant’s use of the Premises is not materially affected. At any time, Landlord may close any portion of the Common Areas to perform any acts that are, in Landlord’s reasonable judgment, necessary or desirable to maintain, repair or improve the Property.

5.1.6    Access. To provide access to the Common Areas and the Building 24 hours per day, 7 days per week, subject to happenings beyond the control of Landlord,

and subject further to any security requirements implemented by Landlord for all tenants of the Building.

5.1.7    Compliance with Law. Landlord shall comply with all applicable laws relating to the Building and the Common Areas, provided that compliance with such applicable laws is not the responsibility of Tenant under this Lease or another tenant or occupant under its lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant, its employees or visitors, or otherwise materially interfere with or materially impact Tenant’s Permitted Use of the Premises. Notwithstanding the foregoing, Landlord shall not be obligated to comply with any law to the extent it has a good faith objection to such compliance and is pursuing the same with applicable authorities.

5.2    Interruption. Landlord shall be under no responsibility or liability for failure or interruption of any of the above-described utility services, or conditions arising in or about the Property caused by breakage, accident, strikes, repairs, inability to obtain supplies, labor or materials, or for any other causes beyond the control of the Landlord, and in no event for any indirect or consequential damages to Tenant; and failure or omission on the part of the Landlord to furnish any of the above services for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. However in each instance of failure or interruption Landlord shall use reasonable efforts to restore the unavailable service or remedy the condition following written notice from Tenant. Notwithstanding the foregoing, if an event or circumstance (an “Abatement Event”) shall occur that causes an interruption or curtailment, suspension or stoppage of an Essential Service that reasonably prevents Tenant from using the entire Premises, or any material portion thereof, as a result of Landlord’s failure to provide any Essential Service (defined below) required to be provided by Landlord under this Lease, provided that such failure or Landlord’s inability to remedy such event or circumstance is not due to Force Majeure or a cause beyond Landlord’s reasonable control generally affecting other buildings in the vicinity (such as a neighborhood power outage or other off-site occurrence) or the act or negligence of Tenant, its employees, vendors, or contractors, or any party claiming by, through or under Tenant then Tenant shall give Landlord notice (an “Abatement Notice”) of any such Abatement Event. If such Abatement Event continues beyond the “Eligibility Period” (defined below), then the Monthly Fixed Rent and monthly charges on account of Operating Costs Excess and Tax Excess shall be abated entirely or proportionately, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. Tenant shall not be entitled to any abatement of Rent if Tenant is then in default beyond notice and cure periods of any of its obligations under this Lease (it being agreed that if Landlord has given notice of default for which the applicable cure period has yet to lapse,

Tenant must cure such default within such cure period for Tenant to be entitled to the abatement right set forth herein). The term “Eligibility Period” shall mean a period of five
(5) consecutive business days after Landlord’s receipt of any Abatement Notice(s). For purposes hereof, the term “Essential Services” shall mean the following services required to be provided by Landlord under this Lease: water and sewer service, HVAC, gas and electricity, and elevator service. The provisions of this paragraph shall not apply to any Abatement Event caused by fire or other damage or destruction to the Building, which shall be covered by Article 7 of this Lease, and shall be Tenant’s sole remedy on account of an Abatement Event.

5.3    Outside Services. In the event Tenant wishes to provide outside services for the Premises over and above those services to be provided by Landlord as set forth herein, Tenant shall first obtain the prior written approval of Landlord for the installation and/or utilization of such services (“Outside services” shall include, but shall not be limited to, cleaning services, television, so-called “canned music” services, security services). In the event Landlord approves the installation and/or utilization of such services, such installation and utilization shall be at Tenant’s sole cost, risk and expense.

5.4    Landlord’s Insurance. During the term, Landlord shall keep in effect All Risk Property insurance with the usual extended coverage endorsements covering the lesser of (a) the full replacement cost of the Building (exclusive of excavation and foundation), including Landlord’s Work (but not any of Tenant’s personal property, nor any alteration or improvement outside of Landlord’s Work installed by or on behalf of Tenant) and (b) such amounts required of Landlord by any mortgage holder of the Property.

5.5    Indemnification. Landlord shall save harmless, exonerate and indemnify Tenant, agents, partners, officers, directors, members, trustees, beneficiaries, shareholders, and employees (collectively “Tenant Related Parties”) from and against any and all claims, liabilities, costs, expenses (including reasonable attorney’s fees) or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person or property in or upon the common area of the Building and Property arising out of the gross negligence or willful misconduct of Landlord, except if the same was caused by the negligence, fault or misconduct of Tenant or the Tenant Related Parties. In respect of all of the foregoing, Landlord shall indemnify Tenant and the Tenant Related Parties from and against all costs, expenses (including reasonable attorneys' fees), and liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Tenant or the Tenant Related Parties by reason of any claim for which Landlord is obligated to indemnify Tenant and the Tenant Related Parties as set forth above, Landlord, upon notice from Tenant and at Landlord’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Tenant provided that Tenant shall be deemed to have approved counsel provided by Landlord’s liability insurer. The preceding indemnification shall expressly survive the expiration or earlier termination of this Lease.

ARTICLE 6
Tenant’s Additional Covenants
6.1    Affirmative Covenants. Tenant covenants at all times during the Term and for such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.1.1    Perform Obligations. To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

6.1.2    Use. To use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits necessary therefor, at Tenant’s sole expense. With respect to any licenses or permits for which Tenant may apply, pursuant to this subsection 6.1.2 or any other provision hereof, Tenant shall furnish Landlord copies of applications therefor on or before their submission to the governmental authority.

6.1.3    Repair and Maintenance. To maintain the Premises in neat order and condition and to perform all routine and ordinary repairs to the Premises (excepting only those repairs for which Landlord is responsible under the terms of this Lease) and to any plumbing, heating, electrical, ventilating and air- conditioning systems located within the Premises and installed by Tenant (or exclusively serving Tenant) such as are necessary to keep them in good working order, appearance and condition, as the case may require, reasonable use and wear thereof and damage by fire or by casualty excepted; to keep all glass in windows, doors and plate glass in the Premises (except glass in the exterior walls of the Building) whole and in good condition with glass of the same quality as that injured or broken; and to make as and when needed as a result of misuse by, or neglect or improper conduct of Tenant or Tenant’s servants, employees, agents, invitees or licensees or otherwise, all repairs necessary, which repairs and replacements shall be in quality and class equal to the original work. Subject to the terms of Section 8.4 below, Landlord, upon default of Tenant hereunder beyond notice and cure periods (except in the case of potential injury and/or damage to persons and/or property, or where appearance and/or functionality is compromised in Landlord’s good faith judgment) and upon prior notice to Tenant, may elect, at the expense of Tenant, to perform all such cleaning and maintenance and to make any such repairs or to repair any damage or injury to the Building or the Premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant’s servants, employees, agents, contractors, customers, patrons, invitees, or licensees.

6.1.4    Compliance with Law. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulations shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance or security against any loss, cost or expense on account thereof.

6.1.5    Indemnification. To indemnify, defend and hold harmless Landlord, its agents (including, without limitation, Landlord’s managing agent), partners, officers, directors, members, trustees, beneficiaries, shareholders, and employees (such parties being referred to collectively as the “Landlord Related Parties”) from and against any and all claims, demands, liabilities, penalties, fines, settlements, damages, loss, costs or expenses resulting from, arising out of, or in any way related to injury, death, damage or loss to person or property in or upon the Premises and the Property arising out of each of the following (a) the use or occupancy of the Premises by Tenant or by any person claiming by, through or under Tenant (including, without limitation, all patrons, employees and customers of Tenant), and/or (b) the negligent acts or omissions or intentional misconduct of Tenant or any person claiming by, through or under Tenant, and/or (c) on account of any breach by Tenant of its obligations under this Lease, and/or (d) on account of or based upon anything whatsoever done on the Premises, except if the same was caused by the gross negligence or willful misconduct of Landlord or the Landlord Related Parties. In respect of all of the foregoing, Tenant shall indemnify Landlord and the Landlord Related Parties from and against all costs and expenses (including reasonable attorneys’ fees), of whatever kind or nature incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Landlord or the Landlord Related Parties by reason of any such claim, Tenant, upon notice from Landlord and at Tenant’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Landlord. The preceding indemnification shall expressly survive the expiration or earlier termination of this Lease.

6.1.6    Landlord’s Right to Enter. To permit Landlord and its agents to enter into and examine the Premises at reasonable times and upon reasonable prior notice (except in the case of emergency) and to show the Premises, and to make repairs to the Premises, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises.

6.1.7    Personal Property at Tenant’s Risk. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water, rain or by the leakage or bursting or other defect of water pipes, steam pipes, or other pipes, sprinklers, lighting fixtures or other cause by theft, any acts or omissions of any other tenant of the Property, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.

6.1.8    Payment of Landlord’s Cost of Enforcement. To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4.

6.1.9    Yield Up. (A) At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to deliver to Landlord stamped architectural plans showing the Premises at yield up (which may be the initial plans if Tenant has made no installations after the Commencement Date); to remove such alterations, improvements, or installations made by or on behalf of Tenant (including any of the alterations, improvements or installations made by or on behalf of Tenant pursuant to Article 3 above) as Landlord may request (including computer and telecommunications wiring and cabling, it being understood that if Tenant leaves such wiring and cabling in a useable condition, Landlord, although having the right to request removal thereof, is less likely to so request) and all Tenant’s signs wherever located; to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of said installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Notwithstanding the preceding provisions of this Section 6.1.9 or anything to the contrary contained in this Lease, except for voice and data wiring and cabling installed by or on behalf of Tenant, Landlord shall, subject to the terms and conditions below, not require removal of any alterations or installations made by or for Tenant except for those items that are not customary office improvements (“Non-Standard Improvements”). For purposes of this paragraph, “customary office improvements” shall mean leasehold improvements similar to those customarily made in connection with general office uses. Non-Standard Improvements shall include, without limitation, raised floors, supplemental HVAC systems and equipment, any modification to any portion of the Building’s systems, the installation of a vault or other similar device or system that is intended to secure the Premises or a portion thereof in a manner that exceeds the level of security used for ordinary office space, any plumbing connections in excess of those customarily made in connection with general office use (such as break stations and executive bathrooms), and any alterations altering or modifying the structural elements of the Building, including internal stairs. Tenant, at the time of requesting Landlord’s approval of any installations or alterations (and also in connection with Landlord’s Work), shall request in writing that Landlord designate whether the proposed installation or alteration is a Non- Standard Improvement that must be removed at the expiration or earlier termination of this Lease. After receipt of Tenant’s request, Landlord shall notify Tenant in writing if any item is a Non-Standard Improvement that must be removed from the Premises at the expiration or earlier termination of this Lease. If Landlord does not indicate that a particular Non-Standard Improvement must be removed, then Landlord shall not later have the right to request its removal. Likewise, if Tenant, when making any installations or alterations (including but not limited to Landlord’s Work), fails to so request in writing whether an item is a Non-Standard Improvement that Landlord will require removal of, then Landlord reserves the right to require Tenant to remove the installation or alteration at the end of the Term. For the avoidance of doubt, any portion of Landlord’s Work that is a Non- Standard Improvement is subject to the removal requirement set forth above. Any property not so removed shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to its performance of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided (it being agreed Tenant shall not be liable for consequential or indirect damages unless Tenant holds over for thirty (30) or more days).

(B)    If the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy, but the Tenant shall be a tenant at sufferance only at a daily holdover rate of rent equal to 200% the Monthly Fixed Rent Rate and 100% of Additional Rent on account of Operating Costs and Taxes last due as of the day prior to the date of expiration or earlier termination of this Lease, and shall otherwise be on the terms and conditions of this Lease as applicable, except that in no event shall any extension option, right of first offer or right of first refusal, or similar right or option be deemed applicable to such tenancy at sufferance.

(C)    Notwithstanding subparagraph (B) above, on the condition that (i) Tenant has given Landlord a notice of its intent to remain in the Premises beyond the expiration or termination of this Lease (a “Holdover Notice”) no earlier than one and twenty (120) days and no later than ninety (90) days prior to the Expiration Date, and (ii) Landlord does not then have a signed letter of intent or lease with another tenant for the Premises, or any portion thereof, at the time Tenant gives the Holdover Notice, then if the Tenant remains in the Premises beyond the expiration or earlier termination of this Lease, such holding over shall be without right and shall not be deemed to create any tenancy and Tenant shall be a tenant at sufferance at a daily holdover rate of 150% of the Fixed Rent and 100% of Additional Rent on account of Operating Costs and Taxes last due at the end of the Term, but only for a period not to exceed thirty (30) days. If Tenant continues to holdover in the Premises following the end of that initial thirty (30) day period, then the holdover rate shall increase to 200% of the Fixed Rent and 100% of Additional Rent on account of Operating Costs and Taxes. In no way shall the terms of this subparagraph (C) be applicable in the event that Landlord exercises Landlord’s Termination Right under Section 2.4 (it being agreed any holding over beyond the Early Termination Date shall be governed solely by the terms of subparagraphs (A) and (B) above).

6.1.10    Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit F, and with all reasonable Rules and Regulations of general applicability to all tenants of the Building hereafter made by Landlord, of which Tenant has been given notice; Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. Tenant shall cause all parties performing work on behalf of Tenant in or about the Premises and Building to comply with the Construction Rules and Regulations attached hereto as Exhibit F-1.

6.1.11    Estoppel Certificate. Upon not less than ten (10) days’ prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, which may be in the form attached hereto as Exhibit G or in another form reasonably similar thereto, or such other commercially reasonable form as Landlord may provide from time to time, certifying all or any of the following: (i) that this Lease is unmodified and in full force and effect (if such statement is true), (ii) whether the term has commenced and Fixed Rent and Additional Rent have become payable hereunder and, if so, the dates to which they have been paid, (iii) whether or not Landlord is in default in performance of any of the terms of this Lease, (iv) whether Tenant has accepted possession of the Premises, (v) whether Tenant has made any claim against Landlord under this Lease and, if so, the nature thereof and the dollar amount, if any, of such claim, (vi) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Tenant to be performed, and (vii) such further information with respect to the Lease or the Premises as Landlord may reasonably request. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of such mortgage. Tenant shall also deliver to Landlord such financial information as may be reasonably required by Landlord to be provided to any mortgagee or prospective purchaser of the Premises. If Tenant fails to deliver the estoppel certificate within the required time period, and such failure continues for an additional five (5) days following a second written request from Landlord, then Tenant shall be obligated to pay to Landlord, as Additional Rent within twenty (20) days of demand, a fee in the amount of $500.00 per day for each day that Tenant fails to deliver the requested estoppel in the period beginning on the day after the expiration of the initial 10-day period, and ending on the day Tenant actually delivers the estoppel.

6.1.12    Landlord’s Expenses Re Consents. To reimburse Landlord within ten (10) days of demand for all reasonable out-of-pocket legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

6.1.13    Guaranty. Upon Tenant’s execution of this Lease, Tenant shall cause to be delivered to Landlord a guaranty agreement executed by Guarantor, on Landlord’s standard form, to secure the performance of Tenant’s obligations under this Lease.

6.2    Negative Covenants. Tenant covenants at all times during the Term and such further time (prior or subsequent thereto) as Tenant occupies the Premises or any part thereof:

6.2.1    Assignment and Subletting. (a) Except in connection with a Permitted Transfer (defined in Section 6.2.1(e) below, not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, pledged or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord. In the event Tenant desires to assign this Lease or sublet any portion or all of the Premises, Tenant shall notify Landlord in writing of Tenant’s intent to so assign this Lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto which consent shall not be unreasonably withheld, conditioned or delayed to an assignment or to a subletting, provided that the following conditions are met:

(i)    the assignee or subtenant shall use the Premises only for the Permitted Uses;

(ii)    with respect to a subletting, that after such subletting the initial Tenant named herein occupies at least fifty (50%) percent of the Rentable Floor Area of the Premises;

(iii)    the proposed assignee or subtenant has a net worth and creditworthiness (aa) equal to or greater than Tenant’s as of the Effective Date or (bb) otherwise reasonably acceptable to Landlord;

(iv)    the amount of the aggregate rent to be paid by the proposed subtenant is not less than [***] of the then current sublease market rate for the Premises; and

(v)    the proposed assignee or subtenant is not then a tenant in the Building or an entity with which Landlord is dealing or has dealt within the preceding six months regarding the possibility of leasing space in the Building.

(vi)    the proposed assignee or subtenant provides the representation and warranty required under Section 10.12 below (OFAC Compliance).

Tenant shall furnish Landlord with any information reasonably requested by Landlord to enable Landlord to determine whether the proposed assignment or subletting complies with the foregoing requirements, including without limitation, financial statements relating to the proposed assignee or subtenant, and, within thirty (30) days following receipt of all such items as set forth above and/or reasonably requested by Landlord, Landlord shall inform Tenant as to whether Landlord consents to, or denies consent to, such proposed sublet or assignment. With respect to any assignment or subletting during the Original Term of this Lease, such assignment shall not include the Extension Option granted to Tenant, and such sublease shall be for a term expiring no later than the Expiration Date.

(b)    Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord’s reasonable out-of-pocket legal expenses incurred in connection with any request by Tenant for such consent. If Landlord consents thereto, no such subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other subletting or assignment.

(c)    If for any assignment or sublease consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account and after first deducting the following costs (if any) incurred by Tenant in connection with such sublease or assignment: (i) any commercially reasonable alterations to the Premises made by Tenant, (ii) any commercially reasonable advertising or marketing expenses incurred by Tenant, (iii) any commercially reasonable improvement allowance or rent concessions provided to any transferee, and (iv) any commercially reasonable brokerage commissions, and
(v) any commercially reasonable out-of-pocket attorney’s fees (all of which shall be amortized on a straight line basis over the term of any assignment or sublease), to pay to Landlord as additional rent fifty (50%) percent of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

(d)    Any other provision of this Section 6.2.1 notwithstanding, Tenant shall have the right, without Landlord’s prior written consent and without any right of Landlord to terminate this Lease, (i) to assign this Lease or sublease the Premises to an entity which is either a parent, subsidiary or affiliate of Tenant (an “Affiliate”), provided Tenant remains primarily liable under this Lease, notifies Landlord of the assignment or subletting and delivers reasonable proof of the affiliation to Landlord, and (ii) to assign this Lease to an entity into or with which Tenant is merged or consolidated, whether or not Tenant is the surviving entity, or to an entity to which all or substantially all of Tenant’s stock or assets are transferred, provided that in any of such events described in (i) and (ii) of this Section 6.2.1(d), the successor entity or the Affiliate, as applicable, has a net worth (computed in accordance with generally accepted accounting principles) immediately after the transfer, assignment or subletting (as applicable) at least equal to the net worth of Tenant either as of the Effective Date or immediately prior to such merger, consolidation, transfer, assignment or subletting, whichever is greater, and proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction (except to the extent prohibited by applicable securities laws or regulations, in which case notice shall be given as soon as permissible under such laws or regulations). A transaction for which consent from the Landlord is not required pursuant to this paragraph (d) shall be referred to in this Lease as a “Permitted Transfer.” In the event of any Permitted Transfer, Tenant shall remain primarily liable under this Lease and any assignee shall agree directly with Landlord, by written instrument in form satisfactory to Landlord, to assume and perform all the obligations of Tenant under this Lease.

(e)    If at any time during the Term of this Lease, there is a name change, Tenant shall so notify Landlord and deliver evidence reasonably satisfactory to Landlord documenting such name change. If, at any time during the Term of this Lease, there is a transfer of a controlling interest in the shares or stock which are not publicly traded upon a stock exchange, or the membership or general partnership or other ownership interests of Tenant, or a restructuring or reorganization of the Tenant entity, including any spin-off, Tenant shall so notify Landlord and (whether or not Tenant so notifies Landlord) such transfer, restructuring or reorganization shall be deemed an assignment of this Lease requiring Landlord’s consent as provided in this Section 6.2.1. “Controlling interest” shall mean having ownership of fifty percent (50%) or more of the outstanding voting stock of a corporation or other majority equity and control interest if not a corporation and the possession of power to direct or cause the direction of the management of such corporation or other entity.

(f)    The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(i)    Tenant hereby assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default by Tenant hereunder that is not cured within applicable notice and cure periods shall occur under this Lease, Tenant may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord, nor by reason of the collection of the rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default hereunder exists under this Lease, to pay to Landlord the rents and other charges due and to become due under the sublease. The subtenant shall rely upon any such statement and request from Landlord and shall pay such rents and other charges to Landlord without any obligation or right to inquire as to whether such breach exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against said subtenant, or, until the breach has been cured, against Landlord, for any such rents and other charges so paid by said subtenant to Landlord.

(ii)    In the event of a default by Tenant in the performance of its obligations under this Lease that results in a termination of this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults or breaches of Tenant as sublandlord under such sublease.

6.2.2    Nuisance. Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord’s insurance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

6.2.3    Hazardous Wastes and Materials. Not to cause or permit any Hazardous Materials to be used, handled, generated, stored or disposed of by Tenant, or persons or entities acting by, through, or on behalf of Tenant, on, under or above, or transported to or from, the Premises and/or the Property (collectively, “Hazardous Materials Activities”). Nothing contained herein shall be deemed to prevent Tenant from using de minimus quantities of commercially available cleaners and office supplies which are customarily used in the ordinary course of first-class business office operations, which cleaners and/or office supplies contain Hazardous Materials; provided that, Tenant shall use such cleaners and/or office supplies in strict compliance (at Tenant’s sole cost and expense) with all applicable laws, and shall use all necessary and appropriate precautions to prevent any spill, discharge, release or exposure to persons or property. Landlord shall not be liable to Tenant for any loss, cost, expense, claim, damage or liability arising out of any Hazardous Materials Activities by Tenant, or by Tenant’s employees, agents, contractors, licensees, customers or invitees, whether or not consented to by Landlord. Tenant shall indemnify, defend with counsel acceptable to and approved by Landlord, and hold Landlord and all Landlord Affiliates harmless from and against any and all losses, costs, expenses (including, without limitation, all reasonable attorneys’ fees), claims, damages, obligations and liabilities arising out of: (i) any Hazardous Materials Activities on the Premises, whether or not consented to by Landlord; (ii) any Hazardous Materials Activities by Tenant, Tenant’s employees, agents, contractors, licensees, customers or invitees or anyone claiming by, through or under Tenant, wherever occurring; and (iii) any contamination, claim of contamination, loss or damage, or the like arising out of or resulting from the foregoing. For purposes hereof, “Hazardous Materials” shall include but not be limited to substances defined as “hazardous substances,” “toxic substances” or “hazardous wastes” or “oil” in any local, state or federal law, rule, regulation or ordinance (collectively, “Environmental Law(s)”). If Landlord consents to any Hazardous Materials Activities, prior to using, storing or maintaining any Hazardous Materials on or about the Premises, Tenant shall provide Landlord with a list of the types and quantities thereof, and shall update such list from time-to-time as necessary for continued accuracy. Tenant shall also provide Landlord with a copy of any Hazardous Materials inventory statement and any updates thereof required by any applicable Environmental Laws. If Tenant’s activities violate or create a risk of violation of any Environmental Law or cause a spill, discharge, release or exposure to any persons or property, Tenant shall cease such activities immediately. Tenant shall immediately notify Landlord both by telephone and in writing of any spill, discharge, release or exposure of Hazardous Materials in or about the Premises, or of any condition in or about the Premises constituting an “imminent hazard” under any Environmental Laws. Landlord, Landlord’s representatives and employees may enter the Premises during the Term to inspect Tenant’s compliance herewith, and may disclose any spill, discharge, release, or exposure or any violation of any Environmental Laws to any applicable governmental agencies or authorities. Landlord represents to Tenant, to Landlord’s actual knowledge as of the date of this Lease, that there are no hazardous materials in, on, about, under or emanating from the Premises in violation of any laws. The preceding indemnification contained in this Section 6.2.3 shall survive the expiration or earlier termination of this Lease.

6.2.4    Floor Load; Heavy Equipment. Not to place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy business machines and equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment which cause vibration or noise shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight or fixtures into or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize.

6.2.5    Installation, Alterations or Additions. (A) Not to make any installations, alterations or additions in, to or on the Premises nor to permit the making of any holes in the walls (except in the case of hanging artwork, monitors, screens or any other items provided that any of such items are of a size and weight customarily found in a typical office setting), partitions, ceilings or floors nor the installation or modification of any locks or security devices without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. Notwithstanding the foregoing, Tenant, upon no less than ten (10) days prior notice to Landlord but without the prior consent of Landlord, may make cosmetic nonstructural, interior alterations or installations at a cost not to [***] per alteration/installation project in any 12-month period, only if such alterations or installations do not adversely affect the structural integrity of the Building, impact the Building systems, involve penetration of the roof or exterior walls, or require a building permit. In no event shall Landlord’s approval of any plans, including plans for any initial tenant improvements in accordance with Article 3, be construed as a waiver of Landlord’s right, pursuant to Section 6.1.9 above, to require removal of any Non-Standard Improvements at end of the Term. Tenant agrees to employ for any work one or more responsible contractors of whom Landlord has given prior approval, and whose labor will work without interference with other labor working on the Property, and to cause such contractors employed by Tenant to carry builder’s risk insurance as set forth in Section 4.2.4.1, worker’s compensation insurance in accordance with statutory requirements, Employers Liability Insurance at least equal to the limits set forth in Section 4.2.4.1, and commercial general liability insurance covering such contractors on or about the Premises in amounts at least equal to the limits set forth in Section 1.1. All contractors insurance shall name Landlord and its managing agent and any mortgagee as additional insureds on a primary and non-contributory basis, and indemnifying the parties so named against claims for death or injury to persons or damage to property claimed to have occurred in the Premises or on the property. Tenant shall cause its contractors to submit certificates evidencing such coverage to Landlord prior to the commencement of any such work. Tenant shall cause all contractors performing work on behalf of Tenant in or about the Premises and Building to comply with the Construction Rules and Regulations attached hereto as Exhibit F-1. Tenant shall pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free of liens for labor and materials, and at Landlord’s request Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any work commenced by Tenant will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrance arising out of such work. In any event, Tenant shall within ten (10) days of notice from Landlord bond against or discharge any mechanics’ liens or other encumbrances that may arise out of such work. If Tenant shall fail to cause any such lien to be discharged within such 10 day period, then in addition to any other available right or remedy, Landlord may discharge the same, either by paying the amount claimed to be due, or by bonding or otherwise. Any amount so paid, and all costs and expenses so incurred by Landlord in connection therewith, shall constitute Additional Rent hereunder. Tenant shall procure all necessary licenses and permits at Tenant’s sole expense before undertaking such work. All such work shall be done in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work, and any liability, loss, cost, damage and expense of every kind and nature incurred by reason of, or arising out of any and all mechanic’s and other liens filed in connection with any alterations or improvements.

(B)    Not to grant a security interest in, or to lease, any personal property or equipment being installed in the Premises, including, without limitation, demountable partitions (the “Collateral”) without first obtaining an agreement for the benefit of Landlord in the form attached hereto as Exhibit G, from the secured party or lessor (“Secured Party”) that stipulates in the event either the Lease is terminated or Tenant defaults in its obligations to Secured Party, then (i) Secured Party will remove the Collateral within ten (10) business days after notice from Landlord of the expiration or earlier termination of this Lease, or within ten (10) business days after Secured Party notifies Landlord that Secured Party has the right to remove the Collateral on account of Tenant’s default in its obligations to Secured Party, (ii) Secured Party will restore the area affected by such removal, and (iii) that a failure to so remove the Collateral will subject such property to the provisions of subsection 6.1.9 of the Lease.

6.2.6    Abandonment. Not to abandon the Premises during the term, it being understood and agreed that vacancy of the Premises shall not be construed as abandonment so long as all of Tenant’s other obligations under this Lease, including payment of rent and all other sums owing to Landlord, continue to be timely performed and reasonable and diligent measures are taken by Tenant to manage the vacant space..

6.2.7    Signs. Not without Landlord’s prior written approval to paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord, at its sole expense, shall install Tenant’s business name in the lobby of the South Building and on the monument sign located outside the main driveway entrance to the Property on Burlington Road, using Building standard signage. Tenant shall have the exclusive right to install, at its sole expense, its business identification sign (which may be lighted) on the exterior façade of the South Building in a mutually agreed to location. All exterior signage shall be subject to Landlord’s prior approval of the specifications, location and manner of installation, and shall be in compliance with all requirements of the Town of Bedford. Tenant shall be solely responsible for obtaining, at its sole cost, all approvals and permits that may be required by the Town of Bedford. Tenant shall maintain its sign in good condition and repair, at its sole expense and shall remove the same at the end of the Term.

6.2.8    Parking and Storage. Not to permit any storage of materials outside of the Premises; nor to permit the use of the parking areas for either temporary or permanent storage of trucks; nor permit the use of the Premises for any use for which heavy trucking would be customary.

ARTICLE 7
Casualty or Taking
7.1    Termination. In the event that the Premises or the Building, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within sixty (60) days after the date of the taking or casualty. In the event that the Premises are substantially destroyed or damaged by fire or casualty, or by the action of public authority, and, in the reasonable opinion of an independent architect or engineer selected by Landlord, cannot be repaired or restored within two hundred and seventy (270) days from the date Landlord receives the insurance proceeds for the repair or restoration work, then this Lease may be terminated at the election of Landlord or Tenant, which election shall be made by the giving of notice to the other party within thirty (30) days after the date the opinion of the architect or engineer is made available to the parties, which notice shall specify the effective date of termination, which shall not be less than thirty (30) nor more than sixty (60) days after the date of such parties’ termination notice. Landlord shall endeavor to deliver the architect’s opinion (the “Repair and Restoration Opinion”) to Tenant within forty-five (45) days following the casualty or taking.

7.2    Restoration. If neither Landlord nor Tenant elects to terminate the Lease as provided for in Section 7.1 above, then this Lease shall continue in force and commencing on the date of such casualty and/or taking a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. Subject to the provisions of Section 10.5, if Landlord shall not have restored the Premises, or in the case of a taking, what may remain thereof (excluding any alterations or installations made by or on behalf of Tenant, including the initial tenant improvements) before the later to occur of: (i) two hundred and seventy (270) days from date Landlord receives the insurance proceeds for the repair or restoration work or (ii) the date corresponding to the estimated amount of time set forth in the Repair and Restoration Opinion for repair from the date Landlord receives the insurance proceeds (the later of (i) and (ii) the “Restoration Deadline”), Tenant shall have the right to terminate this Lease by giving notice of such termination to Landlord, effective at the expiration of thirty (30) days from the giving of such notice; provided however, that such termination will be rendered ineffective if, prior to the expiration of said 30-day period, Landlord shall have completed such restoration. The foregoing termination right shall be Tenant’s sole remedy at law or in equity for Landlord’s failure to restore the Premises on or before the Restoration Deadline.

7.3    Award. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request. Tenant shall have the right to any separate award made by a public authority as may be specifically awarded to Tenant for Tenant’s personal property and relocation costs and moving fees in connection with a taking, but only to the extent (i) such amounts are awarded in a separate proceeding and
(ii) the award available to Landlord is not reduced or diminished in any way by such award being granted to Tenant.

ARTICLE 8
Defaults
8.1    Events of Default. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent, Additional Rent or any other sum due Landlord hereunder, or if Tenant shall fail to maintain the insurance required under Section 4.2.4 of this Lease, and if such default or failure shall continue for ten (10) days after written notice from Landlord designating such default or failure or (b) if within thirty (30) days after written notice from

Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (c) if any assignment shall be made by Tenant in violation of the provisions of Section 6.2.1 of this Lease, or (d) if any assignment shall be made by Tenant or any guarantor of Tenant for the benefit of creditors, or (e) if Tenant’s leasehold interest shall be taken on execution, or (f) if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and is not discharged within ten (10) days thereafter, or
(g) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect, or (h) if an involuntary petition under any of the provisions of any bankruptcy law or code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter without demand or notice and with process of law enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenants, and/or Landlord may terminate this Lease by sending written notice of termination to Tenant and this Lease shall terminate and come to an end on the date of entry as aforesaid, or on the third (3rd) day following the giving of such notice as fully and completely as if such date were the date originally fixed for expiration of the Term of this Lease. Tenant will quit and surrender the Premises to Landlord, but shall remain liable as herein provided. Tenant hereby waives all statutory rights to the Premises (including without limitation rights of redemption, if any, granted under any present or future laws, to the extent such rights may be lawfully waived). Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. No termination or repossession provided for in this Section 8.1 shall relieve Tenant or any guarantor of Tenant of the liabilities and obligations of Tenant under this Lease, all of which shall survive any such termination or repossession.

8.2    Remedies. (a) In the event of termination or repossession, Tenant covenants to pay punctually to Landlord Fixed Rent, Additional Rent and all other sums for which Tenant is obligated in this Lease to pay and in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as set forth below in this Section 8.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s expense in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, reasonable attorney’s fees, and expenses of preparing the Premises for such reletting.

(b)    Landlord may elect to (i) relet the Premises or any part or parts thereof, for a term or terms which may be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole and good faith judgment considers advisable or necessary to relet the same and/or (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole and good faith judgment considers advisable or necessary to relet the same and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. However, Landlord shall use reasonable efforts to re-let the Premises after Tenant vacates the Premises once this Lease is terminated on account of a default by Tenant. For the purposes of this paragraph, marketing of the Premises in a manner similar to the way Landlord markets its other premises in the suburban market shall be deemed to satisfy Landlord's obligation to use such "reasonable efforts." In no event shall Landlord be required (i) to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the undisputed right to re-let the Premises free of any claim of Tenant,
(ii) to lease the Premises to a tenant whose proposed use, in Landlord's bona fide judgment, would violate any restrictions by which Landlord is bound, (iii) to re-let the Premises before leasing other comparable vacant space in the Building, (iv) to lease the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Building, or (v) to enter into a lease with any proposed tenant that does not have, in Landlord's reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a manner comparable to other tenants in the Building. In no event, however, shall Tenant's liability hereunder be diminished or reduced if or to the extent such reasonable efforts of Landlord to re-let are not successful.

(c)    If this Lease is terminated under any of the provisions contained in Section 8.1, at the election of Landlord, and in lieu of full recovery by Landlord of the sums payable under the foregoing provisions of this Section 8.2 (except for the amount of any rent of any kind accrued and unpaid at the time of termination), Landlord may by written notice to Tenant, elect to recover, and Tenant shall thereupon pay forthwith to Landlord, as compensation, an amount equal to the present value of the amount by which the payments of Fixed Rent and Additional Rent payable for balance of the Term would exceed the fair rental value of the Premises for the balance of the Term.

(d)    INTENTIONALLY OMITTED

(e)    Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

8.3    Remedies Cumulative. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

8.4    Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to, cure, at any time, without any additional notice, any default by Tenant under this Lease beyond applicable notice and cure periods (except in the case of emergency, where no notice and cure period shall apply); and whenever Landlord so elects, all reasonable costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid, as Additional Rent, by Tenant to Landlord on demand, together with lawful interest thereon from the date of payment by Landlord to the date of payment by Tenant.

8.5    Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

8.6    No Waiver, etc. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.7    No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

ARTICLE 9
Rights of Mortgage Holders
9.1    Rights of Mortgage Holders. The word “mortgage” as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word “holder” shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Property for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Property for the purpose of foreclosure, such holder shall have all the rights of Landlord. No such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Property for the purpose of foreclosure. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord, subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Property.

The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (particularly, without limitation thereby, the covenants and agreements contained in this Section 9.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any commercially reasonable agreement which may be necessary to implement the provisions of this Section 9.1.

9.2    Lease Superior or Subordinate to Mortgages. It is agreed that the rights and interest of Tenant under this Lease shall be (i) subject or subordinate to any present or future mortgage or mortgages and to any and all advances to be made thereunder, and to the interest of the holder thereof in the Premises or any property of which the Premises are a part if Landlord shall elect by notice to Tenant to subject or subordinate the rights and interest of Tenant under this Lease to such mortgage or (ii) prior to any present or future mortgage or mortgages, if Landlord shall elect, by notice to Tenant, to give the rights and interest of Tenant under this Lease priority to such mortgage; in the event of either of such elections and upon notification by Landlord to that effect, the rights and interest of Tenant under this Lease should be deemed to be subordinate to, or have priority over, as the case may be, said mortgage or mortgages, irrespective of the time of execution or time of recording of any such mortgage or mortgages (provided that, in the case of subordination of this Lease to any future mortgages, the holder thereof agrees not to disturb the possession of Tenant so long as Tenant is not in default hereunder). Tenant agrees it will, upon not less than fifteen (15) days’ prior written request by Landlord, execute, acknowledge and deliver any and all commercially reasonable instruments deemed by Landlord necessary or desirable to give effect to or notice of such subordination or priority. Tenant also agrees that if it shall fail at any time to execute, acknowledge and deliver any such instrument requested by Landlord, Landlord may, in addition to any other remedies available to it, execute, acknowledge and deliver such instrument as the attorney-in-fact of Tenant and in Tenant’s name; and Tenant does hereby make, constitute and irrevocably appoint Landlord as its attorney-in-fact, coupled with an interest with full power of substitution, and in its name, place and stead so to do. Any Mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary. Landlord shall use reasonable efforts to obtain its current lender’s (and, when applicable, future lender’s) standard form of subordination, non-disturbance and attornment agreement (“SNDA”). In the event Tenant wishes to negotiate such SNDA, it shall do so directly with the lender and all costs of obtaining and negotiating the SNDA shall be paid by Tenant.

ARTICLE 10
Miscellaneous Provisions
10.1    Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Notice Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord (with a copy of any notice of default being simultaneously sent to Guarantor pursuant to the terms of the Guaranty) and, if to Landlord, at the Original Notice Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given upon receipt or rejection when mailed to such address postage prepaid, by registered or certified mail, return receipt requested, or on the next business day after being deposited with a nationally recognized overnight courier service for delivery to such address, or when delivered to such address by hand.

10.2    Quiet Enjoyment. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3    Lease not to be Recorded. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact (which appointment shall survive termination of the term of this Lease) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease in Tenant’s name if Tenant fails, within ten (10) days after request therefor, to either execute, acknowledge or deliver such notice of termination or give Landlord written notice setting forth the reasons why Tenant is refusing to deliver such notice of termination.

10.4    Limitation of Landlord’s Liability. The term “Landlord” as used in this Lease, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Property, and in the event of any transfer or transfers of title to said property, the Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement of all liability as respects the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on the Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership of said leasehold interest or fee, as the case may be. Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property and in the rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, managers, members or stockholders of Landlord) ever be personally liable for any such liability.

10.5    Force Majeure. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, quarantine, infectious disease, epidemic, pandemic, public health emergency or crisis or other causes beyond such party’s reasonable control (any of the foregoing causes being referred to herein as “Force Majeure”) shall not be counted in determining the time during which work shall be completed and the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed by such Force Majeure delay, whether such time be designated by a fixed date, a fixed time or a “reasonable time,” and such time shall be deemed to be extended by the period of such delay. During the continuance of any event of Force Majeure, Landlord may temporarily close the Building and/or cease to provide any service or amenity if Landlord deems it necessary, in its sole and good faith judgment, for the safety or well-being of the Building, the Property, its tenants and their employees, invitees and contractors. Tenant’s inability to pay any sums due Landlord hereunder shall in no way be affected or excused by any of the foregoing causes and shall in no event be deemed a Force Majeure event.

10.6    Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord (and to all mortgagees of which Tenant has notice) specifying the nature of Landlord’s alleged default. Subject to the terms and conditions set forth in this Lease, if Landlord shall default in the performance or observance of any agreement or obligation under this Lease, and such failure shall continue beyond expiration of the notice and cure period set forth above, then Tenant shall have all rights and remedies available to Tenant at law or in equity. Notwithstanding any provision contained herein, in no event shall Landlord ever be liable to Tenant, or any person claiming by, through or under Tenant, for any special, indirect, incidental or consequential damages, or for any lost profits. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder. Nothing contained herein shall be construed as waiving any right under law that Tenant may have to bring a legal action for constructive eviction.

10.7    Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than [***](the “Brokers”), and in the event of any brokerage claims, other than by the Brokers against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

10.8    Applicable Law and Construction; Merger; Jury Trial. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. This Lease and the Exhibits attached hereto and forming a part hereof constitute all the covenants, promises, agreements, and understandings between Landlord and Tenant concerning the Premises and the Building and there are no covenants, promises, agreements or understandings, either oral or written, between them other than as are set forth in this Lease. Neither Landlord nor Landlord’s agents shall be bound to any representations with respect to the Premises, the Building or the Property except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease. The headings and titles of the Articles and Sections contained herein are for convenience are referenced only and shall in no way be held to define, limit, amplify or describe or aid in the interpretation or construction of any provisions of this Lease. Tenant shall and does hereby waive trial by jury in any action, proceeding, or claim brought by or against Landlord regarding any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.9    Consents. With respect to any provision of this Lease which either provides or is held to provide that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being understood and agreed that Tenant’s sole remedy therefor shall be an action for specific performance.

10.10    Authority. In the event either party is a corporation, partnership or limited liability company, such party hereby represents and warrants that: it is a duly constituted corporation, partnership or limited liability company, as the case may be, qualified to do business in the Commonwealth of Massachusetts; that the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of said corporation(s), partnership(s) or limited liability company(ies); and that the by-laws or operating agreement or partnership agreement of such party authorizes it to enter into this Lease.

10.11    Execution; Counterparts. This Lease shall not be valid and binding until executed and delivered by Landlord and may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Any facsimile or other electronic transmittal of original signature versions of this Lease shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. . Landlord and Tenant agree both parties shall execute this Lease, all amendments and other associated lease documents, by means of DocuSign (or another mutually acceptable electronic signature method), and that execution of this Lease, amendments and other lease documents by means of DocuSign (or another mutually acceptable electronic signature method) shall be valid and binding, and have the same legal effect as execution with original ink signatures.

10.12    OFAC Compliance. Tenant hereby warrants and represents that: (a) neither Tenant nor any of its affiliates does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by The Office of Foreign Assets Control (“OFAC”); Tenant is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Tenant under the terms of this Lease will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions; (b) no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws; (c) neither Tenant, nor any person controlling, controlled by, or under common control with, Tenant, nor any person having a beneficial interest in Tenant, nor any person for whom Tenant is acting as agent or nominee, nor any person providing funds to Tenant in connection with this Lease (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any US.-government provided list of known or suspected terrorists or terrorist organizations. For purposes of this representation, the term “Anti-Money Laundering Laws” shall mean all laws, regulations and executive orders, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or
(4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), Executive Order 13224, the Bank Secrecy Act, 31 U.S.C. Section 531 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the OFAC-administered economic sanctions, and laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

10.13    Confidentiality; No Public Statement. Tenant and Landlord agree that the execution of this Lease and the information contained herein shall be kept confidential and shall not be divulged to any third party without the consent of the other party; provided, without such consent, either party may provide such information to its accountants, attorneys, lenders, potential lenders, partners, potential partners, potential purchasers, employees, agents, consultants and any prospective assignee or subtenant, as may be reasonably necessary to perform their duties or in connection with the terms of any re-financing, sale, or assignment or subletting. Neither Landlord nor Tenant shall issue any public statement, announcement or press release regarding the Premises, this Lease or the terms of this Lease, without the approval of the other party. Landlord shall be entitled to withhold its approval of any statement, announcement or press release contemplated by Tenant that would coincide with or precede any public statement, announcement or press release by Landlord regarding this Lease. Notwithstanding the foregoing restrictions, Tenant shall be permitted to disclose this Lease or portions there to the extent required in order for shares of its stock (or equivalents thereof) to become or remain listed in a securities exchange or to the extent required by applicable law or governmental authority.

Signatures appear on the immediately following page

WITNESS the execution hereof under seal as of the Effective Date:

LANDLORD:

201 BURLINGTON ROAD OWNER, LLC
a Delaware limited liability company

By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member

By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager

By: Nordblom JV Manager, Inc., a Massachusetts corporation, its manager

By: /s/ Crosby Nordblom     Name: Crosby Nordblom
Title : VP

By: /s/ Adele Olivier     Name: Adele Olivier
Title: Senior Vice President

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By:    /s/ Mary Anne Heino     Name: Mary Anne Heino
Title: Chief Executive Officer and President

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Three contiguous parcels of registered land in Bedford, Massachusetts, shown as Lots 37, 21A and 38 on Land Court Plan 29283G, respectively bounded and described as follows:

LOT 37 NORTHEASTERLY EASTERLY NORTHEASTERLY SOUTHEASTERLY NORTHEASTERLY EASTERLY and SOUTHEASTERLY SOUTHWESTERLY WESTERLY NORTHERLY

By Burlington Road, 282.27 feet;
410.02 feet;
109.81 feet, by Lot 28 as shown on said plan;
By Lot 21A on said plan, about 35 feet;
By the former location of Vie Brook;
By Lot 38 on said plan, about 671 feet;
383.95 feet
852.37 feet; and
199.44 feet, by the Northeasterly, Easterly and Southerly lines of the State Highway (Route 3), non-access.

LOT 21A SOUTHERLY SOUTHWESTERLY NORTHWESTERLY NORTHERLY EASTERLY

By Lot 15 as shown on plan hereinafter mentioned 213.97 feet;
By the former location of Vine Brook;
By Lot 37 on said plan, about 35 feet;
By Lot 28 on said plan, 344.35 feet; and
By Lot 22 on said plan, 20 feet.

LOT 38 SOUTHWESTERLY NORTHWESTERLY and WESTERLY NORTHERLY EASTERLY

By the Northeasterly line of the State Highway (Route 3), non-access, 195 feet;
By Lot 37 as shown on said plan hereinafter mentioned, about 671 feet;
By the former location of Vine Brook; and
By land now or formerly of Warrenton Corporation, 762 feet.

All said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 742, Page 69, with Certificate 122419.

EXHIBIT B

PLAN SHOWING THE PREMISES

[***]

EXHIBIT C COMMENCEMENT DATE NOTIFICATION

To:

    (“Landlord”) and

    (“Tenant”) are parties to a lease
(“Lease”) dated     , 2022, of premises in a building known as
        , Massachusetts. Landlord hereby notifies Tenant that the Commencement Date is                 ; the Initial Rent Commencement Date is     ; the First Rent Adjustment Date is         ; the Second Rent Adjustment Date is        and the Full Rent Commencement Date is     ; the Expiration Date is             ; and the first Lease Year commenced on
     and will end on     .. Although not required for this notification to be effective, we would appreciate you confirming the foregoing by signing the enclosed copy of this letter and returning it to us.

(Landlord)

By:

Confirmed:

(Tenant)

By:

EXHIBIT D PRELIMINARY FIT PLAN

[***]

EXHIBIT D-1 LANDLORD’S WORK LETTER
Landlord shall furnish and install the following materials and work in preparation for Tenant’s occupancy, in accordance with the Final Plans created by [***] and using building standard materials and standards.

Demolition:    Landlord will demo select walls and demise the Premises per the Plans.

Partitions:    New partitions within premises to be 3 5/8” metal studs with one layer of gypsum board on each side. New partitions will extend from floor to the acoustic tile ceiling, except for walls between offices which will extend 6” above the ceiling grid.

Doors and Frames:    Where possible, sliders/doors, frames and hardware removed during demolition will be repurposed per the Plans. If needed, any new doors will be 3’0” x 7’0” x 1¾” solid-core. Door frames will be pressed metal. Doors will be delivered in good functional condition.

Tenant may substitute wood framed glass door or full glass door for any existing door at an additional charge.

Ceiling:    A 2x2 acoustical ceiling tile and grid to be installed per the Plans.
Existing ceiling tile shall be delivered in good condition that matches the new tile and be reasonably free of blemishes.

Open ceiling to remain in portions of the Break Room per the Plans.

Painting:    All new wall surfaces shall receive two coats of latex paint with an eggshell finish using not more than three (3) readily available colors. All doorframes and solid doors will match existing. All existing wall surfaces will be touched up as needed.

Flooring:    New carpet tiles to be installed in office area per the Plans. Landlord to provide Tenant an option of two (2) different carpet tiles to select from.

Bathrooms:    Bathrooms will be delivered in as-is condition with all fixtures and finishes to be in good order and repair.

Break Room:    Break Rooms on the 2nd and 3rd floor will be delivered in as-is condition with all fixtures and finishes to be in good order and repair.

HVAC:    HVAC distribution will be reconfigured as needed per the Plans and will remain sufficient for standard office use. Any specialized HVAC requirements for Tenant’s equipment will be at Tenant’s sole expense.

Electrical:    Lights
Existing fixtures to remain, and any new fixtures will match existing. Any specialty fixtures shall be at the cost of the tenant.

Switches and Outlets
Install new switches and outlets as needed due to new partitions work, and provided in a similar standard as existing office conditions. The minimum requirement for offices is two duplex outlets and one ring/string for tel/data. Standard electrical distribution will also be provided for all conference rooms, team rooms and huddle rooms.

Exit Signs    Per code.

Fire Alarm
Adequate devices for typical office layout.

Window Blinds:    Existing to remain, provided that any blinds that are not in good operating condition will be replaced by Landlord.

Notes:    Furniture, specialized HVAC or other equipment and any related infrastructure or structural work, power and blocking needs related to Tenant AV installations, telephone and data wiring, signage (interior and exterior), appliances, and access control systems, and coffee stations are not included in Landlord’s Work.

Any existing millwork will be made available for reuse given the opportunity.

[***]

EXHIBIT E WORK CHANGE ORDER
Lease Date:          Landlord:          Tenant:

Date:

Work Change Order No.:
Building Address:      Premises:

Tenant directs Landlord to make the following additions to Landlord’s work: Description of additional work:
Work Change Order Amount:

Period of delay due to Work Change Order:

Amount of Previous Work Change Orders:

This Work Change Order:

Total Amount of Work Change Orders:

Landlord approves this Work Change Order and Tenant agrees to pay to Landlord the Work Change Order Amount specified above in full upon Tenant’s execution of this Work Change Order.

Tenant:    Landlord:

By:         By:

Title:         Title:

EXHIBIT F

RULES AND REGULATIONS

1.    The sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in or about the Building shall not be obstructed by Tenant.

2.    Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building.

3.    Tenant shall not waste electricity or water in the Building premises and shall cooperate fully with Landlord to assure the most effective operation of the Building heating and air conditioning systems. All regulating and adjusting of heating and air-conditioning apparatus shall be done by the Landlord’s agents or employees.

4.    Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

5.    No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

6.    Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils.

7.    The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

8.    Landlord reserves the right to establish, modify, and enforce reasonable parking rules and regulations, provided such rules and obligations do not diminish Tenant’s rights under the Lease.

9.    Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional reasonable rules and regulations when in its judgment deems it necessary, desirable or proper for its best interest and for the best interest of the tenants and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant, provided such rules and regulations do not diminish Tenant’s rights under the Lease. Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

10.    Tenant acknowledges that the Building has been designated a non-smoking building. At no time shall Tenant permit its agents, employees, contractors, guests or invitees to smoke in the Building or, except in specified locations, directly outside the Building.

11.    The normal business hours for the Building are 7:00 A.M. to 6:00 P.M. on Mondays through Fridays, and 7:00 A.M. to 1:00 P.M. on Saturdays, excluding all legal holidays on which the Building is closed.

12.    Landlord may from time to time adopt systems and procedures (including, but not limited to, temporary closures and/or suspension of services during a Force Majeure event) for the security and safety of the Building and Property, their occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s systems and procedures.

EXHIBIT F-1 CONSTRUCTION RULES AND REGULATIONS

1.    All work shall be performed in accordance with all applicable state laws and in accordance with all requirements and codes of the Town of Bedford and guidelines of the Landlord’s managing agent ("Building Management"). The Building is operational and extra care and precautions must be taken to avoid interruption of services.

2.    Certificates of Insurance from Tenant’s general contractor ("Contractor") and its subcontractors must be submitted seven (7) days prior to the commencement of any work.

3.    At least three (3) weeks before construction, Contractor must schedule a pre-construction meeting with the Landlord's project management team. Meeting materials should include detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors: copies of permits; proof of current insurance (including all subcontractors); and notice of any contractor's involvement in a labor dispute.

4.    All Contractor personnel will be required to sign in and sign out at the security desk upon entering or exiting the premises. A Contractor ID badge may be issued during the work to facilitate this process.

5.    Contractor personnel are only permitted within the Building during normal trade working hours plus 30 minutes time before and after normal trade hours for set up and pick up of tools, etc.

6.    Testing of sprinkler system, fire protection system, demolition, coring, and any other similar type work must be coordinated through Building Management with five (5) business days prior notice. Normal business hours are 8:00am to 6:00pm Monday through Fridays and; 8:00am to 1:00pm Saturdays. Work on any system within the Building shall be coordinated with Building Management.

7.    Contractor must use the freight elevator for deliveries of equipment and materials and for all construction personnel. Upon prior approval by Building Management under special circumstances (such as, for example, clean-item delivery, after hours delivery and if the freight elevator if out-of-service), Contractor shall be permitted to use one (1) passenger car for construction personnel only (no equipment or material). Elevators will be inspected by the Contractor and Building Management prior to use by Contractor. The Contractor is responsible for returning the elevators to the Landlord in the same good condition as received. Any cost for repair or servicing during the use by construction personnel will be at the cost of the Contractor.

8.    If use of the passenger elevator is approved by Building Management, deliveries through the main lobby must be done in a professional manner. Floor protection is required and elevator wall mats must be used. No storage of any items allowed in main lobby or any common area. The Contractor is responsible for leaving the main lobby, elevator, and any other common area in "broom clean" condition. The Contractor will incur costs for the clean-up for areas left dirty. Rubbish cannot be stored in any common area.

9.    The loading dock and freight elevator must be reserved in advance and are not exclusive to Contractor's sole use.

10.    Public area corridors and carpet are to be protected by plastic runners or a series of walk- off mats of suitable appearance as required by Building Management.

11.    Contractor shall provide heavy plastic screening for dust protection and/or temporary walls of suitable appearance as required by Building Management.

12.    Walk-off mats are to be provided at entrance doors.

13.    No utilities (electricity, water, and plumbing) or services to the tenants are to be cutoff or interrupted without first having requested, in writing, and secured, in writing, the permission of Building Management.

14.    If taking the Building fire alarm points offline is required in connection with any work, the cost of such service will be billable to the Contractor.

15.    Should any scope of work require entry to another tenant's space, Tenant and/or Contractor must notify Landlord. If approved by Landlord, the activity shall be under the supervision of Landlord's representative. The cost of said supervision will be billable to the Contractor.

16.    Admittance to the roof of the Building is allowed only upon the prior written consent of Landlord.

17.    There is a "No Smoking Policy" in effect for all areas of the Building.

18.    Contractor will be responsible for daily removal of waste foods, milk and soft drink containers, etc. Building trash receptacles are not to be used.

19.    Construction personnel are not to eat in the lobby or in front of the Building, nor are they to congregate in the lobby or in front of the Building.

20.    Construction personnel are not to utilize any vacant space within the Building other than that space which is designated by the Landlord to the Contractor.

21.    There will be no radios on the job site.

22.    All workers are required to wear a shirt, shoes, and full length trousers.

23.    Protection of hallway carpets, wall coverings, granite and marble, and elevator from damage with masonite board, carpet or pads is required.

24.    Public spaces, corridors, elevator, bathrooms, lobby, etc., must be cleaned immediately after use. Restrooms for contractor use will be designated to the Contractor. No other restrooms are to be utilized by Contractor personnel.

25.    There will be no smoking, eating, or open food containers in the elevator, carpeted areas, or public lobbies. There will be no yelling or boisterous activities; nor is alcohol or controlled substances allowed or tolerated. Individuals under the influence or in possession of such will be prosecuted.

26.    Contractor shall post no signs without Building Manager's expressed prior approval which may be withheld for any reason.

27.    Contractor shall supply Building Management with a copy of all permits prior to start of any work.

28.    Contractor shall complete work without disruption from labor disputes and in harmony with other trades.

29.    The Construction Rules and Regulations are subject to change in Landlord's sole discretion.

Landlord reserves the right to prohibit access to the Building by any contractors who fail to comply with these Construction Rules and Regulations.

EXHIBIT G

TENANT ESTOPPEL CERTIFICATE

TO:    Cambridge Savings Bank1374 Massachusetts Avenue Cambridge, Massachusetts 02138
Attn: Commercial Loan Administration

(together with its successors and assigns, the “Lender”)

THIS IS TO CERTIFY THAT:

     (the “Tenant” or the “undersigned”) has been advised that Lender intends to make a loan to     , a
                         , secured by a first mortgage on that certain    parcel        of    real    property        known    as    and    numbered
     (the “Property”), a portion of which is presently occupied by the Tenant (the “Leased Premises”) under a [NAME OF LEASE]
dated      by and between Tenant and     , a
     (the “Landlord”) [, as affected by a certain [NAME OF AMENDMENT(S)] dated         ]([as so amended and ]as may be [further] amended, restated or modified from time to time, the “Lease”). Incident to Lender’s proposed loan and mortgage, and at Lender’s request, Tenant hereby certifies as follows:

1.    A true, correct and complete copy of the Lease (including, without limitation, all exhibits and schedules to the same and all amendments, restatements and modifications to the Lease) is attached hereto as Exhibit A.

2.    Tenant is the holder of the lessee’s interest under the Lease.

3.    The Lease is in full force and effect. Tenant has accepted the Leased Premises without exception and all requirements for the commencement and validity of the Lease (including, without limitation, any and all tenant improvements and other construction work required under the terms of the Lease) have been satisfied. Tenant is presently (and has, since     , been) in sole possession of the Leased Premises with ongoing full operation of its business at the Leased Premises, the conduct of such business falling within the uses permitted under the terms of the Lease. Tenant is presently paying the full amount of rent required to be paid under the terms of the Lease.

4.    Tenant has not subleased all or any part of the Leased Premises or assigned, hypothecated or pledged all or any part of the Lease, or otherwise transferred its interest in the Lease or the Leased Premises other than to the Lender. The Lease has not been modified, changed, altered, amended or supplemented in any respect (except as indicated above) and is the only Lease or agreement between Tenant and Landlord affecting the Leased Premises.

5.    The term of the Lease is currently scheduled to expire on     , 20 . If there are any rights of extension or renewal remaining under the terms of the Lease, the same have not been exercised as of the date hereof.

6.    Tenant has paid to Landlord a security deposit in the amount of $    .

7.    Tenant is current in payment of all fixed rent and other charges (including, without limitation, payment of all          which are to be paid by the Tenant pursuant to the terms of the Lease) which are due to be paid under the Lease, with minimum rent paid in full for the period ending             . The monthly installment of fixed rent is $    . No rent or other sum payable under the Lease is being paid in arrears. No rent or other sum payable under the Lease has been paid in advance of the due date thereof, and Tenant hereby agrees with Lender that it shall not pay any fixed rent or any other sum due or to be paid under the Lease more than thirty (30) days in advance of the due date thereof. Tenant has made no agreement with the Landlord (or its agents or employees) concerning free rent, partial rent, rent abatement, rebate or rental payments, or any other type of rental concession except as may be set forth in the Lease. Tenant has no defenses, set offs, or counterclaims to the payment of rent and all other amounts due from Tenant to the Landlord under the Lease.

8.    All of the obligations on the part of Landlord under the Lease, including any obligation for the performance of any construction work or installation of any equipment, have been carried out, and Tenant has no claim or knowledge of any claim against the holder of Landlord’s interest on account of any default or failure of performance by Landlord under the Lease. Tenant is not in default of any of its obligations to be paid or performed under the Lease. As of the date hereof, Tenant is entitled to no offset or deduction in rent and has no claim or defense to the performance of any obligation to be performed by it under the Lease.

9.    Tenant has received or will receive payment or credit for tenant improvement work in accordance with the terms of the Lease.

10.    Tenant is presently maintaining the liability and casualty insurance, if any, of the types and in the amounts required under the terms of the Lease. Tenant agrees that it shall designate the Lender as the loss payee and additional insured in all such policies now or hereafter obtained pursuant to the Lease.
11.    The Lease does not contain and Tenant does not have and has not exercised any rights or options to terminate or cancel the Lease or to reduce or extend the terms thereof or to enlarge, reduce or otherwise change the Leased Premises. The Lease does not contain and Tenant has no outstanding options or rights of first refusal to purchase the Leased Premises or any part of the Property.

12.    No actions or proceedings, whether voluntary or otherwise, are pending against Tenant under the bankruptcy or other insolvency laws of the United States or of any state thereof.

13.    Tenant is not using the Leased Premises or any part of the Property in a manner which is not in compliance with all laws, or which would result in the presence of, use, generation, manufacture, storage, treatment, disposal, discharge or release on or from the Property of any substances or compounds prohibited or regulated under any Federal, state or municipal laws pertaining to health or the environment in violation of applicable laws. There are no regulatory actions or other claims pending or threatened against Tenant or against the Leased Premises arising out of the presence of such substances on the Leased Premises.

14.    This certification is made to induce Lender to make certain fundings, knowing that Lender shall rely upon the truth of this certificate in disbursing said funds, and shall inure to the benefit of Lender, its successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns. This certification shall not be deemed to alter or modify any of the terms and conditions of the Lease except to the extent specifically set forth herein. The person signing this Tenant Estoppel Certificate on behalf of the Tenant is a duly authorized agent of the Tenant.

DO NOT EXECUTE THIS CERTIFICATE UNLESS A TRUE, CORRECT AND COMPLETE COPY OF YOUR LEASE AND ALL AMENDMENTS THERETO ARE ATTACHED. THE LENDER IS RELYING ON YOUR STATEMENTS AND AGREEMENTS CONTAINED IN THIS CERTIFICATE IN TAKING ACTION RESPECTING THE LANDLORD’S LOAN REQUEST.

Dated this    day of    , 201    .

TENANT:

by:

Name:
Title:
Hereunto Duly Authorized

COMMONWEALTH OF MASSACHUSETTS    )
) ss COUNTY OF     )

On this      day of         , 201 , before me, the undersigned notary public, personally appeared     , proved to me through satisfactory evidence of identification, which was            , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it as
     of     , as voluntarily for its stated purpose.

NOTARY PUBLIC:

My Commission expires

EXHIBIT H

FORM OF LANDLORD’S WAIVER AND CONSENT

WHEREAS,      (the "Tenant") has or is about to enter
into certain financing agreements with           (the
"Bank") pursuant to which the Bank has been or may be granted a security interest in certain property of the Tenant; and

WHEREAS, Tenant is the tenant, pursuant to a lease agreement by and between
Tenant and the undersigned (the "Landlord") dated as of      (the
"Lease"), of certain demised premises contained in the building located at the following address:

and more particularly described in the Lease (the "Premises");

NOW, THEREFORE, for valuable consideration, the Landlord agrees, for as long as Tenant remains indebted to the Bank, as follows:

1.    Landlord acknowledges and agrees that the personal property of Tenant (which for purposes hereof shall not include computer wiring, telephone wiring and systems, and demountable partitions) in which the Bank has been granted a security interest (the "Bank Collateral") may from time to time be located on the Premises;

2.    Landlord subordinates, waives, releases and relinquishes unto the Bank, its successors or assigns, all right, title and interest, if any, which the Landlord may otherwise claim in and to the Bank Collateral, except as provided in subparagraph (d) hereinbelow;

3.    Upon providing the Landlord with at least five (5) business days' prior written notice that Tenant is in default of its obligations to the Bank, the Bank shall then have the right to enter the Premises during business hours for the purpose of removing said Bank Collateral, provided (i) the Bank completes the removal of said Bank Collateral within ten
(10) business days following said first written notice of default, and (ii) the Bank restores any part of the Premises which may be damaged by such removal to its condition prior to such removal in an expeditious manner not to exceed ten (10) business days following said first written notice of default;

4.    Upon receipt of written notice from Landlord of the expiration or earlier termination of the Lease, the Bank shall have ten (10) business days to enter the Premises during business hours, remove said Bank Collateral, and restore any part of the Premises which may be damaged by such removal to its condition prior to such removal. If the Bank fails to so remove the Bank Collateral, the Bank agrees that the Bank Collateral shall thereupon be deemed subject to the yield up provisions of the Lease, so the Landlord may treat the Bank Collateral as abandoned, deem it Landlord's property, if Landlord so elects, and retain or remove and dispose of it, all as provided in the Lease;

5.    All notices and other communications under this Landlord's Consent and Waiver shall be in writing, and shall be delivered by hand, by a nationally recognized commercial next day delivery service, or by certified or registered mail, return receipt requested, and sent to the following addresses:

if to the Bank:

Attention:

with a copy to:

if to the Landlord:    c/o Nordblom Management Company, Inc.

71 Third Avenue

Burlington, MA 01803

Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of a next day delivery service, on the next business day after being placed in the possession of such delivery service with next day delivery charges prepaid, and (c) in the case of mail, five (5) days after deposit in the postal system, certified or registered mail, return receipt requested and postage prepaid. Either party may change its address and telecopy number by written notice to the other as provided above; and

6.    The Bank shall indemnify and hold harmless the Landlord for any and all damage caused as a result of the exercise of the Bank's rights hereunder.

This Landlord's Consent and Waiver may not be changed or terminated orally and inures to the benefit of and is binding upon the Landlord and its successors and assigns, and inures to the benefit of and is binding upon the Bank and its successors and assigns.

IN WITNESS WHEREOF, Landlord and Bank have each executed this Landlord's Consent and Waiver or caused it to be executed by an officer thereunto duly authorized, and the appropriate seal to be hereunto affixed, this day of     , 20 .

LANDLORD:

By:
(Name) (Title)

BANK:

By:
(Name) (Title)

COMMONWEALTH OF MASSACHUSETTS

     County, ss.

On this day of     , 200 , before me, the undersigned Notary Public, personally appeared the above-named        , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

Print Name:      My commission expires:

STATE OF

     County, ss.

On this day of     , 200 , before me, the undersigned Notary Public, personally appeared the above-named        , proved to me by satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatories, or □ my own personal knowledge of the identity of the signatory, to be the person whose
name    is    signed    above,    that    he/she    signed    it    as            for
    , and acknowledged the foregoing to be signed by her/him voluntarily for its stated purpose.

Print Name:      My commission expires:

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates the information has been omitted.

FINAL EXECUTION COPY

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“Amendment”), dated as of May 4, 2023 (the “Effective Date”), is entered into by and between 201 BURLINGTON ROAD OWNER, LLC (“Landlord”) and LANTHEUS MEDICAL IMAGING, INC. (“Tenant”).

BACKGROUND

Landlord and Tenant are parties to a lease dated February 14, 2022 (the “Lease”) for premises consisting of approximately 46,526 rentable square feet of floor area on the 1st, 2nd, and 3rd floors in the south portion of the building (the “Existing Premises”) located on the parcel of land described in Exhibit A to the Lease (such parcel of land, the “Property”) and commonly known as 201 Burlington Road, Bedford, Massachusetts (the “Building”). The south portion of the Building is known as the “South Building.”

Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant additional premises consisting of approximately 41,655 rentable square feet on the first floor of the north portion of the Building, substantially as shown on Exhibit A attached hereto (the “Expansion Premises”) for its use as a research and development laboratory as further set forth in Section 10 hereof. The north portion of the Building is known as the “North Building.”

Landlord and Tenant also desire to extend the Original Term and make certain changes to the Lease on account of the inclusion of the Expansion Premises, set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual undertakings set forth below, Landlord and Tenant hereby agree as follows:

1.    Recitals. The background recitals set forth above are incorporated herein as if fully set forth. Capitalized terms used herein without definition shall have the meanings given them in the Lease.

2.    Extension of Original Term. The Original Term of the Lease is hereby extended with respect to the Existing Premises and shall run co-terminously with the Expansion Premises Term (hereinafter defined), expiring on the redefined Expiration Date set forth below. The extended Original Term shall be on all the same terms and conditions of the Lease, except as amended hereby. The Commencement Date of the Original Term shall be determined as set forth in Section 2.2 of the Lease.

3.    Expansion Premises. (a) The Expansion Premises are hereby leased to Tenant on all the terms and conditions of the Lease, as hereby amended, for a term (the “Expansion Premises Term”) commencing on the Expansion Premises Commencement Date (defined below) and ending on the date that is fifteen (15) Lease Years from the Expansion Premises Rent Commencement Date (hereinafter defined) plus the first four (4) full calendar months immediately following Lease Year 15. That 4-month period is referred to herein as the “Partial Lease Year 16”. In implementation of the foregoing, the Expiration Date set forth in Section 1.1 of the Lease is hereby redefined to mean the last day of Partial Lease Year 16. That date, once determined shall be memorialized in the Commencement Date Notification required under Section 2.2 of the Lease. Landlord’s Expansion Premises Work (hereinafter defined) shall be sufficiently completed by September 1, 2023, subject to Force Majeure events (defined in Section 10.5 of the Lease) and/or Tenant Delay (defined in Section 4 of Exhibit B attached hereto). The Expansion Premises are leased to Tenant without any representation or warranty by Landlord as to their suitability for Tenant’s use and occupancy, and without any requirement for Landlord to construct or prepare the Expansion Premises for Tenant’s use other than the “Landlord’s Expansion Premises Work” defined in and in accordance with Exhibit B attached hereto and incorporated by reference as if fully set forth herein.

(b) The term “Lease Year” as used in this Amendment shall mean a period of twelve (12) consecutive full calendar months. The 1st Lease Year shall begin on the Expansion Premises Rent Commencement Date if that date is the first day of a full calendar month; if not, then the 1st Lease Year shall commence upon the first day of the full calendar month immediately following the Expansion Premises Rent Commencement Date and shall include the partial month in which the Expansion Premises Rent Commencement Date actually occurred. Each succeeding Lease Year shall commence upon the anniversary date of the 1st Lease Year. It is understood that the term “Lease Year” defined in Section 2.2 of the Lease applies only to the Existing Premises and shall have no applicability to the Expansion Premises.

4.    Tenant Improvement Access Date. The “Tenant Improvement Access Date” shall be the date on which Landlord’s Expansion Premises Work is sufficiently completed to the extent necessary to deliver the Expansion Premises to Tenant for commencement of its improvement work, and certified as sufficiently completed by Landlord’s architect (provided such date shall not be earlier than September 1, 2023), subject to delay caused by Force Majeure events and/or any Tenant Delay. The term “sufficiently completed” as used in this Amendment shall mean that all work specified in the Landlord’s approved construction schedule attached hereto as Exhibit B-2 has been completed up to the date specified therein (or specified in the final approved construction schedule, if different) for delivery of the Expansion Premises to Tenant for commencement of Tenant’s Work. Upon the Tenant Improvement Access Date, Tenant shall have access to the Expansion Premises to commence construction of “Tenant’s Work” defined in and in accordance with said Exhibit B. Landlord and Tenant will work together to coordinate their respective construction schedules in an effort to achieve an earlier Tenant Improvement Access Date with respect to the office portion of the Expansion Premises. The Tenant Improvement Access Date shall also serve to mean the “Expansion Premises Commencement Date” for all purposes under this Amendment, including determination of the beginning of the Expansion Premises Term. As of the Expansion Premises Commencement Date all references in the Lease to the “Premises” shall mean the Existing Premises and the Expansion Premises.

5.    Early Office Use. Tenant shall have the conditional right, but not the obligation, to commence beneficial use and occupation of designated office portions of the Expansion Premises prior to the Expansion Premises Commencement Date, so long as such early office use will not interfere with Landlord’s core and shell work or delay completion of Landlord’s Expansion Premises Work. Tenant’s early office use shall be limited to that office space designated by Landlord based on the preliminary layout plan attached hereto as Exhibit A-
1.Tenant’s use of the office space designated by Landlord as available for Tenant’s early use is not to be construed as causing any resulting “Tenant Delay” under Section 4 of Exhibit B attached hereto. However, Tenant’s use of undesignated office space shall not be excused from any resulting Tenant Delay. Prior to commencing beneficial use of any designated office space, Tenant must provide Landlord with a copy of a partial certificate of occupancy for the office portion issued by the Town of Bedford. If Tenant commences beneficial use of any amount of office space prior to the Expansion Premises Commencement Date, then Tenant shall pay to Landlord pro-rated Fixed Rent (at the triple net rate for Lease Year 1 set forth in Section 6 below), plus Tenant’s Percentage of Taxes and Operating Costs, all calculated on the basis of the rentable square feet of floor area used by Tenant, until the Expansion Premises Rent Commencement Date. On the Expansion Premises Rent Commencement Date the early use portion shall no longer be a separate and distinct area for which Tenant pays only pro-rated Fixed Rent, it being agreed that on the Expansion Premises Rent Commencement Date Tenant shall have the obligation to pay full Expansion Premises Fixed Rent based on the Expansion Premises as a whole, in accordance with Section 6(i) below. For clarity, the time period of any beneficial office use pursuant to this Section 5 shall not be counted in determining the occurrence of the Expansion Premises Rent Commencement Date for any purpose under this Amendment.
Notwithstanding Tenant’s permitted early use, Tenant agrees to diligently pursue completion of its construction work in the remainder of the Expansion Premises and issuance of a partial temporary certificate of occupancy.

6.    Expansion Premises Fixed Rent and Additional Rent. Tenant’s obligation to pay
(a)    Fixed Rent for the Expansion Premises (the “Expansion Premises Fixed Rent”) and (b) Additional Rent on account of Operating Costs and Taxes for the Expansion Premises shall commence on the date that is eleven (11) months from the Expansion Premises Commencement Date (such date is referred to as the “Expansion Premises Rent Commencement Date”). For the avoidance of doubt, the Net Lease Conversion Date (hereinafter defined), does not accelerate Tenant’s obligation to pay Additional Rent on account of Operating Costs and Taxes for the Expansion Premises prior to the Expansion Premises Rent Commencement Date. Commencing as of the Expansion Premises Rent Commencement Date, Tenant shall pay to Landlord Expansion Premises Fixed Rent for the Expansion Premises at the same time and in the same manner set forth in Section 4.1 of the Lease, at the Annual Expansion Premises Fixed Rent Rate and the Monthly Expansion Premises Fixed Rent Rate as set forth in the rent schedule below. It is intended that Tenant’s obligation to pay Expansion Premises Fixed Rent for the Expansion Premises shall be phased-in during the first sixteen (16) calendar months following the Expansion Premises Rent Commencement Date1. The Expansion Premises Fixed Rent stated in the rent schedule in this Section 6 has been determined as follows:

(a)    From the Expansion Premises Rent Commencement Date (plus any partial month in which such date occurs) through the twelve (12th) full calendar month thereafter, the Expansion Premises Fixed Rent is calculated based on approximately 27,000 rentable square feet of the Expansion Premises;

(b)    From the first day of the 13th full calendar month from the Expansion Premises Rent Commencement Date through the end of the sixteenth (16th) full calendar month thereafter, the Expansion Premises Fixed Rent is
$0.00, it being agreed that Tenant shall pay no Fixed Rent for the Expansion Premises during the aforesaid 4-calendar month period; and

(c)    From the first day of the 17th full calendar month from the Expansion Premises Rent Commencement Date) through the remainder of the Expansion Premises Term, the Expansion Premises Fixed Rent is calculated based on the entire 41,655 rentable square feet of the Expansion Premises as stated in the rent schedule below.

Period	Annual Fixed Rent Rate	Monthly Fixed Rent Rate
Lease Year 1	$1,768,500.00	$147,375.00
Calendar month 13 – Calendar month 16	$0.00	$0.00
Calendar month 17 – end of Lease Year 2	$2,810,254.56 (annualized)	$234,187.88
Lease Year 3	$2,894,562.24	$241,213.52
Lease Year 4	$2,981,399.04	$248,449.92
Lease Year 5	$3,070,841.04	$255,903.42
Lease Year 6	$3,162,966.24	$263,580.52
Lease Year 7	$3,257,855.28	$271,487.94
Lease Year 8	$3,355,590.96	$279,632.58
Lease Year 9	$3,456,258.60	$288,021.55
1 It is understood that the “phase-in” schedule set forth in Section 1.1 and Section 4.1(a) of the Lease apply solely to the Existing Premises and shall have no applicability to the Expansion Premises. In Section 1.1, the terms “Initial Rent Commencement Date”, “First Rent Adjustment Date”, Second Rent Adjustment Date”, and “Full Rent Commencement Date” are only applicable to the Existing Premises.

Lease Year 10	$3,559,946.40	$296,662.20
Lease Year 11	$3,666,744.84	$305,562.07
Lease Year 12	$3,776,747.16	$314,728.93
Lease Year 13	$3,890,049.60	$324,170.80
Lease Year 14	$4,006,751.04	$333,895.92
Lease Year 15	$4,126,953.60	$343,912.80
Partial Lease Year 16	$4,250,762.16 (annualized)	$354,230.18

7.    Existing Premises Extended Term Fixed Rent. Commencing retroactively as of January 1, 2023, the Annual Fixed Rent Rate and the Monthly Fixed Rent Rate for the Existing Premises shall be determined pursuant to the provisions of Section 8(b) hereof, as shown on Exhibit D attached hereto and incorporated herein.

8.    Conversion to Net Fixed Rent for the Existing Premises. (a) Following the end of calendar year 2023, the Existing Premises Fixed Rent presently set forth in the Lease shall be converted from a gross rent to a triple net rent effective retroactively as of January 1, 2023, and additionally Tenant shall then be responsible for its proportionate share of net rent Operating Costs and Taxes. For the avoidance of doubt, Tenant shall continue to pay Fixed Rent for the Existing Premises on a gross basis in the amounts set forth in Section 1.1 of the Lease without adjustment until the determination of the Rate Reduction (defined below) has been made in 2024, at which time the Rate Reduction will be applied retroactively to January 1, 2023 to adjust the Annual Fixed Rent paid by Tenant during calendar year 2023.

(b)    Effective retroactively as of January 1, 2023, the Annual Fixed Rent Rate per rentable square foot, shall be reduced, dollar for dollar, by the Rate Reduction. The term “Rate Reduction” shall mean an amount equal to (a) the 2023 calendar year Operating Costs (grossed up to reflect 100% occupancy) and Taxes (adjusted, if necessary, to reflect a fully assessed property) for fiscal tax year 2023 multiplied by (b) the Tenant’s Percentage (as set forth in the original Lease), the product of which is then (c) divided by 46,526. A more illustrative example of the conversion from gross to net Fixed Rent is attached hereto as Exhibit D and is incorporated herein by reference. No later than ninety (90) days after the end of calendar year 2023, Landlord shall furnish Tenant with an itemized statement of the Operating Costs for calendar year 2023 and Taxes for fiscal year 2023 for the Existing Premises, increased to reflect all additional costs and expenses that would have been incurred had the Building been 100% occupied, prepared, allocated and computed in accordance with generally accepted accounting principles, along with (a) Landlord’s determination of the Rate Reduction, and (b) a revised schedule of Existing Premises Annual Fixed Rent for the remainder of the Term (the “Revised Rent Schedule”).
(c)    Within fifteen (15) business days after Landlord gives Tenant Landlord’s determination of the Rate Reduction, Tenant shall notify Landlord whether Tenant disputes or agrees with Landlord’s calculation of the Rate Reduction. If Tenant disagrees with Landlord’s determination, or requires additional information to confirm its agreement with Landlord’s calculation of the Rate Reduction, then Tenant shall have the right to examine and review Landlord’s books and records establishing Operating Costs solely for calendar year 2023 and Taxes solely for fiscal tax year 2023 in order to confirm Landlord’s determination of the Rate Reduction. In so doing, Tenant shall follow the procedures set forth in Section 4.2.3 of the Lease for conducting an audit, including the dispute resolution procedure set forth therein. The time periods set forth in Section 4.2.3 for the parties to take action or give notice shall have no applicability to Tenant’s audit under this Section 8(c). Instead, the time periods set forth below shall govern when counting the number of days in which a party must take action or give notice:

(i)    Tenant shall give Landlord at least five (5) business days prior written notice that it intends to conduct an audit; such audit must commence within ten (10) business days following Landlord’s receipt of Tenant’s audit notice and must be completed no later than thirty (30) days following the date the audit commenced.

(ii)    If Landlord disputes the results of Tenant’s audit, Landlord shall have ten (10) business days after receipt of Tenant’s audit results to obtain a certified public accountant to conduct Landlord’s own audit.

(iii)    The parties shall have ten (10) business days after completion of Landlord’s audit to resolve the dispute or select a mutually agreed upon independent certified public accountant who shall make a final determination, to be rendered no later than fifteen (15) business days after appointment (the third accountant’s fees are to be shared equally between Landlord and Tenant).

The findings of such audit shall be conclusive as to the Operating Costs for calendar year 2023 and Taxes for fiscal tax year 2023 and shall be used in calculating the Rate Reduction in accordance with the methodology set forth in Section 8(b) above.

(d)    Promptly after Landlord and Tenant have agreed upon the Rate Reduction, Landlord shall furnish Tenant with the Revised Rent Schedule. Any overpayment of the Existing Premises Fixed Rent during all of calendar year 2023 and during the period from January 1, 2024 through the date of the Rate Reduction determination shall be promptly refunded to Tenant, or, at the election of Tenant, credited against the subsequent monthly installments of the net Fixed Rent for the Existing Premises. Any underpayments shall be paid by Tenant with the subsequent monthly installments of Fixed Rent for the Existing Premises.

9.    Effective as of January 1, 2024, (the “Net Lease Conversion Date”), the Lease shall be amended as follows:

(a)    In Section 4.2, the first sentence thereof shall be deleted and the following substituted in its place: “Tenant covenants and agrees to pay its insurance costs and personal property taxes, and in order that the Fixed Rent be absolutely net to Landlord, Tenant agrees to pay to Landlord, as Additional Rent, utility charges, (exclusive of charges paid pursuant to Section 4.2.5(c)) and its proportionate share of Operating Costs and Taxes with respect to the Premises as provided in this Section 4.2, as follows:”

(b)    In Section 4.2.1:

(i)    The first paragraph shall be deleted in its entirety and the following substituted in its place:

“Real Estate Taxes. Tenant covenants to pay to Landlord, as Additional Rent, for each fiscal tax period (a “Tax Year”) partially or wholly included in the Term, Tenant’s Percentage of Taxes (as hereinafter defined). Tenant shall remit to Landlord, on the first day of each calendar month during the Term, estimated payments on account of Taxes, such monthly amounts to be sufficient to provide Landlord, by the time real estate tax payments are due and payable to any governmental authority responsible for collection of same, a sum equal to the Tenant’s Percentage of Taxes, as reasonably estimated by Landlord from time to time on the basis of the most recent tax data available. The initial calculation of the monthly estimated payments shall be based upon Landlord’s initial estimate of Tenant’s Percentage of Taxes for the Tax Year and upon quarterly payments being due to the governmental authority on August 1, November 1, February 1 and May 1, and shall be made when the Commencement Date has been determined. If the total of such monthly remittances for any Tax Year is greater than the Tenant’s Percentage of Taxes for such Tax Year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.1, the difference; if the total of such remittances is less than the Tenant’s Percentage of Taxes for such Tax Year, Tenant shall pay the difference to Landlord at least ten (10) days prior to the date or dates within such Tax Year that any Taxes become due and payable to the governmental authority (but in any event no earlier than ten (10) days following a written notice to Tenant, which notice shall set forth the manner of computation of Tenant’s Percentage of Taxes). This section shall survive the expiration or earlier termination of this Lease.”

(ii)    the second, third and fourth paragraphs shall be revised by deleting the phrase “Tax Excess” in each instance where it appears and inserting the term “Taxes” in its place.

(iii)    the fifth paragraph shall be deleted in its entirety.

(c)    In Section 4.2.3:

(i)    The first paragraph shall be deleted in its entirety and the following substituted in its place:

“Tenant covenants to pay to Landlord the Tenant’s Percentage of Operating Costs (as hereinafter defined) incurred by Landlord in any calendar year. Tenant shall remit to Landlord, on the first day of each calendar month during the Term, estimated payments on account of Tenant’s Percentage of Operating Costs, such monthly amounts to be sufficient to provide Landlord, by the end of the calendar year, a sum equal to Tenant’s Percentage of Operating Costs, as reasonably estimated by Landlord from time to time. The initial monthly estimated payments shall be in an amount equal to 1/12th of Landlord’s initial estimate of Tenant’s Percentage of Operating Costs for the calendar year. If, at the expiration of the calendar year in respect of which monthly installments of Operating Costs shall have been made as aforesaid, the total of such monthly remittances is greater than the actual Tenant’s Percentage of Operating Costs for such year, Landlord shall promptly pay to Tenant, or credit against the next accruing payments to be made by Tenant pursuant to this subsection 4.2.3, the difference; if the total of such remittances is less than the Tenant’s Percentage of Operating Costs for such calendar year, Tenant shall pay the difference to Landlord within twenty (20) days from the date Landlord shall furnish to Tenant an itemized statement of the Operating Costs, prepared, allocated and computed in accordance with generally accepted accounting principles. Any reimbursement for Operating Costs due and payable by Tenant with respect to periods of less than twelve (12) months shall be equitably prorated. This section shall survive the expiration or earlier termination of this Lease.”

(ii)    The following shall be included in the definition of “Operating Costs”: “all costs of maintaining and repairing any common lab- specific systems or equipment in the Building”.

(iii)    The parenthetical text, “(including the calendar year for Base Operating Costs)” in the fourth paragraph (the first full paragraph on page 18 of the Lease) shall be deleted.

(iv)    The last 2 sentences in the fourth paragraph shall be deleted.

(v)    The word “Excess” shall be deleted from the fifth paragraph (audit right, being the last paragraph of Section 4.2.3) in each instance it appears.

(vi)    Any property management fee for the Expansion Premises that is included in Operating Costs shall not exceed market rates for comparable premises in comparable buildings in the Burlington/Bedford area.

(vii)    Anything to the contrary notwithstanding, the list of exclusions from Operating Costs remains unchanged and in full force and effect.

(d)    The terms “Base Operating Costs” and “Base Taxes” shall be deleted together with the definitions given them in Section 1.1.

10.    Amendment of Certain Defined Terms.

(a)    As of the Effective Date, Section 1.1 of the Lease, Reference Data, shall be amended as set forth below (subject to Section 9(d) above):

Base Operating Costs    Operating Costs for calendar year 2023

Base Taxes:    Taxes for fiscal tax year 2023 (i.e., July 1, 2022 – June 30, 2023)

(b)    As of the Expansion Premises Commencement Date, Section 1.1 of the Lease, Reference Data, shall be amended as set forth below:

(i)    The definition of “Premises” shall be deleted and the following shall be substituted in its place:

“A portion of the first floor and the entire second and third floors of the South Building, substantially as shown on Exhibit B attached hereto, and a portion of the first floor of the North Building, as shown on Exhibit B-1 attached hereto.”

(ii)    The definition of “Rentable Floor Area of Premises” shall be deleted and the following shall be substituted in its place:

“Approximately 46,526 rentable square feet consisting of (i) approximately 2,991 rentable square feet on the first floor, and (ii) 43,535 rentable square feet on the 2nd and 3rd floors in total in the South Building, and (iii) approximately 41,655 rentable square feet on the first floor of the North Building.”

Prior to full execution of this Amendment, Landlord shall provide Tenant’s architect with Landlord’s calculations of the usable and rentable square foot measurement of the Expansion Premises, determined in accordance with the modified BOMA 2017 for Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1—2017).

Tenant shall have the right to use its own architect to verify Landlord’s measurement, prior to execution of this Amendment.

(iii)    The definition of “Tenant’s Percentage” shall be deleted and the following shall be substituted in its place:

“The ratio of the Rentable Floor Area of the Premises to the total rentable area of the Building (which is approximately 132,684 square feet), which shall initially be deemed to be 66.46%.”

(iv)    The definition of “Permitted Uses” shall be deleted and the following shall be substituted in its place:

“Research and development laboratory, including, without limitation, the testing and quality control of radiopharmaceutical products using the chemicals and isotopes set forth in the Chemical Inventory and Isotope List (as defined in Section 24(g) of the First Amendment), as updated from time to time, office use and other related lawful uses supporting the foregoing.”

11.    Landlord’s Maintenance and Repair Obligations. Effective as of the Net Lease Conversion Date, Section 5.1.5 shall be amended by inserting the following phrase “and any common lab-specific systems and equipment” in the 5th line after “air-conditioning systems”.
12.    Tenant’s Maintenance and Repair Obligations. Effective as of the Net Lease Conversion Date, Section 6.1.3 of the Lease shall be amended as follows:

(a)    By adding the following sentence to the end of that Section: “Notwithstanding Landlord’s obligations under Section 5.1.5 above, if any repairs and maintenance are required to Tenant’s alterations, installations, structural reinforcements or other items that impact the floor slab on account of Tenant’s Expansion Premises Work, Tenant, not Landlord, shall be responsible for the repairing and maintaining the same, at its sole expense.”

(b)    In the 5th line of the first paragraph, the words “located within the Premises and” shall be deleted.

13.    Tenant’s Additional Insurance Requirements for the Expansion Premises. Effective as of the date Tenant first occupies the Premises for lab purposes, Tenant, in addition to maintaining the insurance coverages required under Section 4.2.4 of the Lease, shall take out and maintain Pollution/Environmental Liability insurance with minimum limits of [***] for each policy. Tenant shall also take out and maintain Special Risk Property insurance (to include coverage for improvements and betterments) with the usual extended coverage endorsements covering all Tenant’s furniture, furnishings, fixtures and equipment and all tenant improvements and alterations made by or on behalf of Tenant, including the Tenant’s Work in the Expansion Premises, in an amount not less that their full replacement value, from time to time. Tenant represents that its Special Risk Property insurance includes builder’s risk or similar coverage and shall provide Landlord with a certificate of insurance evidencing the same prior to commencing Tenant’s Work. The proceeds of such insurance shall be used for the repair or replacement of the property insured, except that if the Lease is terminated as provided in Article 7 thereof, in the event of a loss, the proceeds attributable to the Tenant’s Work and other tenant improvements and alterations shall be paid and belong to Landlord, and the proceeds attributable to Tenant’s personal property shall be paid and belong to Tenant. Tenant’s insurance policy shall include business interruption insurance with limits not less than the equivalent of 12 months of rent, with extra expense coverage, soft costs at the full applicable limit per construction contract and budget. Such policy shall list Landlord as loss payee as their interests may appear. Section
4.2.4.2 of the Lease shall have no applicability to the Expansion Premises, however Tenant shall comply with all other provisions and requirements set forth therein as they relate to the Expansion Premises.

14.    Lease Exhibits. Exhibit A, the Plan Showing the Expansion Premises, attached hereto, shall be deemed Exhibit B-1 for the purposes of Section 1.1 of the Lease.

15.    Parking. As of the Expansion Premises Commencement Date, the number of parking spaces Tenant is permitted to use under Section 2.1 of the Lease shall be increased from 158 unreserved parking spaces to 291 unreserved parking spaces.

16.    Utilities. Tenant shall pay Landlord for its use of electricity, gas and water (including sewer charges) for ordinary office cleaning and lavatory use in the Expansion Premises through Operating Costs. All charges for the cost of electricity for Tenant’s lights, outlets, VAV boxes/Water Source Heat Pumps, any special requirements such as supplemental HVAC units and for any above-normal office usage of electricity in the Expansion Premises, each as measured through a sub-meter (collectively, “Expansion Premises Tenant Electric”) shall be paid by means of monthly escrow payments billed to Tenant in accordance with Section 4.2.5(b) of the Lease. Water and gas for Tenant’s excess needs for its lab uses shall be sub- metered and all associated charges and costs shall be paid by means of monthly escrow payments billed to Tenant as Utilities Charges under said Section 4.2.5(b). All references to “Utilities Charges” in Section 4.2.5(b) of the Lease shall be deemed to mean and include all charges on account of Expansion Premises Tenant Electric and Tenant’s excess water and gas usage in the lab areas.

17.    Extension Options. Section 2.3 of the Lease is hereby deleted and the following is substituted in its place:

“2.3 Extension Options.

(a)    Tenant shall have two (2) options (each, an “Extension Option”) to extend the Term of this Lease for an additional period of five (5) years each (each, an “Extended Term”). The first such 5-year period (the “First Extended Term”) shall begin immediately upon the expiration of the Original Term and the second such 5-year period (the “Second Extended Term”) shall begin immediately upon the expiration of the First Extended Term, provided that each of the following conditions has been satisfied:

(i)    As of the date of the Extension Notice (defined below) and as of the commencement of the First Extended Term, and, if applicable, as of the commencement of the Second Extended Term, Tenant shall not (x) be in monetary default and/or (y) be in non-monetary default beyond notice and cure period and/or (z) have been in default of its obligations under this Lease beyond any applicable grace period more than once during the immediately preceding 12- month period in each instance, and is occupying 100% of the Premises;

(ii)    Tenant and/or Guarantor shall have had a net income for the 12- month period immediately preceding the date of the Extension Notice and for the 12-month period immediately preceding the commencement of the First Extended Term, and if applicable, the Second Extended Term; and

(iii)    Simultaneously with the delivery of an Extension Notice and also at the commencement of the First Extended Term, and, if applicable, the Second Extended Term, Tenant shall have delivered to Landlord (x) consolidated audited statements (collectively, an “Audited Statement”) for Tenant and/or Guarantor for the preceding year, prepared using generally accepted accounting principles, and (y) unaudited consolidated statements for Tenant and/or Guarantor for the most recently completed quarter prepared using generally accepted accounting principles, all of which are evidencing such net income during each of the periods specified in clause (ii) hereinabove; it being agreed that if and when an additional Audited Statement is completed between the delivery of any Extension Notice and the commencement of the applicable Extended Term (an “Updated Audited Statement”), Tenant will deliver such Updated Audited Statement to Landlord (and such Updated Audited Statement must satisfy the requirements set forth herein in all respects).

If the above conditions have not been satisfied, then the Extension Option shall be void and the Extension Notice previously sent by Tenant shall be nullified and of no effect. Notwithstanding anything to the contrary contained herein, Landlord hereby reserves the right, in its sole and absolute discretion, to waive any condition set forth in clauses (i), (ii), and
(iii) of this Section 2.3. No such waiver shall be effective unless communicated by Landlord to Tenant in writing and shall be used for the sole purpose of giving effect to an applicable Extension Option and no other purpose.

(b)    All of the terms, covenants and provisions of this Lease shall apply to each Extended Term, except that the Annual Fixed Rent Rate for the applicable Extended Term shall be the fair-market rental rate for comparable uses in comparable Class A buildings in the Burlington/Bedford area as of the commencement of such Extended Term (“Market Rate”), as designated by Landlord. If Tenant shall elect to exercise an Extension Option, it shall do so by giving Landlord written notice (the “Extension Notice”) of its election not later than twelve (12) months prior to the expiration of the Original Term of this Lease, or the First Extended Term, as the case may be, time being of the essence thereof. If timely and properly Tenant gives such notice and satisfies the conditions specified above, the extension of this Lease shall be automatically effected without the necessity of the execution of any additional lease or amendment documents. Tenant’s Extension Option is personal to the initial named Tenant, Lantheus Medical Imaging, Inc. (and any assignee or subtenant pursuant to a Permitted Transfer, as defined in Section 6.2.1 below), and may not otherwise be assigned under any circumstances. The Original Term and the Extended Term shall be collectively referred to as the "Term" or the “term”.

(c)    Not later than thirty (30) days following the giving of Tenant’s Extension Notice, Landlord shall notify Tenant of Landlord’s determination of the Market Rate for the applicable Extended Term. Within fifteen (15) business days after Landlord gives Tenant Landlord’s determination of the Market Rate, Tenant shall notify Landlord whether Tenant accepts or disputes such rate. If Tenant disagrees with Landlord’s determination, then Landlord and Tenant shall commence negotiations to agree upon the Market Rate. In any event, the Annual Fixed Rent Rate for the First Extended Term shall not be less than the Annual Fixed Rent Rate in effect immediately prior to the commencement of the First Extended Term, inclusive of any escalations (it being agreed that no such limitation shall apply to the Second Extended Term). If Landlord and Tenant are unable to reach agreement on the Market Rate within thirty (30) days after the date on which Landlord first gave Tenant Landlord’s proposal for the Market Rate, then the Market Rate shall be determined as provided below.

(d)    If Landlord and Tenant are unable to agree on the Market Rate by the end of said thirty (30)-day period, then within five (5) business days thereafter, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the other estimate, then the Market Rate shall be the average of the two estimates. If the matter is not resolved by the exchange of estimates, then Market Rate shall be determined by an independent arbitrator as set forth below.

(e)    Within seven (7) days after the exchange of estimates, the parties shall select, as an arbitrator, a mutually acceptable commercial real estate broker or appraiser licensed in the Commonwealth of Massachusetts specializing in the field of commercial office leasing in the Burlington/Bedford market area, having no less than ten (10) years' experience (an “Approved Arbitrator”). If the parties cannot agree on such person, then within a second period of seven (7) days, each shall select one Approved Arbitrator and the two appointed Arbitrators shall, within five (5) days, select a third Approved Arbitrator who shall be the final decision-maker (the “Final Arbitrator”). If one party shall fail to timely make such appointment, then the person chosen by the other party shall be the sole arbitrator. Once the Final Arbitrator has been selected as provided for above, then, as soon thereafter as practicable, but in any case within fourteen (14) days after his or her appointment, the arbitrator shall determine the Market Rate by selecting either the Landlord’s estimate of Market Rate or the Tenant’s estimate of Market Rate. Such arbitrator must choose the proposed Market Rate that he/she determines is closest to the actual market rental rate for the Premises. There shall be no discovery or similar proceedings. The arbitrator’s decision as to which estimate shall be the Market Rate for the Extended Term shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall be the Annual Fixed Rent for the Extended Term. The costs of the Final Arbitrator will be equally divided between Landlord and Tenant. Any fees of any Approved Arbitrator or counsel engaged by Landlord or Tenant, however, shall be borne by the party that retained such Approved Arbitrator or counsel. If the dispute between the parties as to a market rate has not been resolved before the commencement of the Extended Term, then Tenant shall continue to pay Fixed Rent under the Lease based upon the Fixed Rent Rate in effect immediately prior to the commencement of the Extended Term until either the agreement of the parties as to the market rate, or the decision of the Final Arbitrator, as the case may be, at which time Tenant shall pay any underpayment of Fixed Rent to Landlord.

(f)    Once the Market Rate has been determined, the parties shall promptly execute an amendment to this Lease setting forth the Fixed Rent for the Premises during the applicable Extended Term.

(g)    With respect to any assignment or subletting during the Term of this Lease, such assignment shall not include the Extension Options granted to Tenant, and such sublease shall be for a term expiring no later than the Expiration Date.”

18.    Landlord’s Termination Right. Section 2.4 of the Lease, Landlord’s Termination Right, is hereby deleted and of no further effect.

19.    Right of First Offer. The following new Section 2.4 is hereby added to the
Lease:
“2.4 Right of First Offer to Lease.

(a)    During the Original Term of this Lease, Tenant shall have an ongoing right of first offer to lease the ROFO Space (hereinafter defined) as it becomes available for lease, subject to the terms and conditions contained below.

(b)    “ROFO Space” shall mean all or any tenant space in the North Building. Tenant’s rights shall be subject to all rights of existing tenants to lease any ROFO Space, whether by expansion, extension, rights of first offer, or otherwise. [***] is the only tenant of the Building having rights to lease the ROFO Space.

(c)    If Landlord makes a bona fide written offer to lease ROFO Space to a prospective tenant (a “Proposal”), Landlord shall first notify Tenant in writing of the opportunity to lease the offered ROFO Space (the “Opportunity Notice”), on the condition that (i) the initial Tenant named herein, Lantheus Medical Imaging, Inc. or an affiliate (i.e., any person or entity which is controlled by or under common control with Tenant, or which controls Tenant), occupies the entire Premises and (ii) Tenant shall not (x) be in monetary default at the time Landlord delivers the Opportunity Notice and/or (y) be in non-monetary default beyond notice and cure period at the time Landlord delivers the Opportunity Notice, and/or (z) have been in default of its obligations under this Lease beyond any applicable grace period more than once during the 12-month period immediately preceding the time when Landlord delivers the Opportunity Notice. If the conditions in the preceding sentence are not fully satisfied at the time of the Opportunity Notice, Tenant’s ROFO under this Section 2.4 shall not apply in that instance and Landlord shall be free to lease such ROFO Space to another tenant.

(d)    Within fifteen (15) business days after Tenant’s receipt of Landlord’s Opportunity Notice, Tenant shall provide written notice to Landlord indicating whether it is interested in the possibility of leasing the ROFO Space. If Tenant timely so indicates its interest in leasing the ROFO Space and satisfies the conditions set forth in subparagraph (c), then Landlord shall notify Tenant in writing (“Landlord’s Offer Notice”) specifying the terms on which Landlord intends to offer to lease the ROFO Space to the general market except that the term of the ROFO Space will be coterminous with the then remaining portion of the Term of this Lease. Landlord’s Offer Notice shall identify the ROFO Space and the terms of the offer in reasonable detail and shall include Landlord’s determination of the Market Rate (as such term is defined in Section 2.3) for the ROFO Space. Tenant shall within fifteen (15) business days after receipt of Landlord’s Offer Notice either accept or decline such offer in writing, with Tenant’s failure to respond within such fifteen (15)-business day period being deemed an election to decline the offer.

(e)    If Tenant has declined Landlord's offer for the ROFO Space, or is deemed to have declined the offer, or does not satisfy the conditions specified in subparagraph (c), Landlord shall be free to offer such ROFO Space to another tenant. However, Landlord shall deliver a new Landlord’s Offer

Notice prior to entering into a lease for such ROFO Space with a third party that provides for an effective rent that is 90% or less than the net effective rent specified in the initial Landlord’s Offer Notice for that specific ROFO Space. Landlord’s new Offer Notice shall be on such revised terms, and Tenant shall have ten (10) business days after receipt of the new offer to accept or reject such new offer. Notwithstanding the foregoing, Tenant’s failure to exercise its right to lease any ROFO Space pursuant to any Offer Notice shall not terminate Tenant's continuing ROFO over all subsequent Proposals for ROFO Space during the Original Term of this Lease, provided, however, once Landlord enters into a lease for ROFO Space with another tenant, Tenant’s rights under this Section
2.4 shall be subject to the rights of that tenant to lease such ROFO Space in the future, whether by rights of extension or otherwise. If following Landlord’s initial Offer Notice and Proposal, Landlord does not execute a lease with another tenant for the ROFO Space, or is not in active negotiations with another tenant, Landlord shall deliver to Tenant a subsequent Opportunity Notice the next time Landlord delivers a new Proposal to another tenant for such ROFO Space. If Tenant declines the opportunity to lease the ROFO Space, the process shall repeat itself each time Landlord intends to issue a Proposal until either Tenant or another tenant leases the ROFO Space, whichever occurs first. However, Tenant’s ROFO shall only arise after the expiration of 90-days from the date of the previous Opportunity Notice, it being the intention of the parties that Landlord shall have no obligation to deliver an Opportunity Notice more than one time in any 90-day period even if Landlord issues a Proposal to another tenant during that 90-day period.

(f)    If Tenant has accepted Landlord's offer but believes that Landlord's Offer Notice does not reflect the Market Rate, Tenant shall so notify Landlord stating in detail Tenant's estimate of Market Rate. If the parties are unable to agree upon the Market Rate within thirty (30) days after the date of Landlord’s Offer Notice, then the Market Rate shall be determined as set forth in subparagraph (g) below.

(g)    If Tenant timely elects to lease the ROFO Space, then the space shall, without further action by the parties, be leased by Tenant on the terms and conditions set forth in the Landlord's Offer Notice, subject to arbitration of the Market Rate if necessary, and otherwise on all of the other terms and conditions of this Lease. If Landlord and Tenant cannot agree on the Market Rate for any ROFO Space, their dispute shall be resolved by a procedure similar to that set forth in Section 2.3 (d), (e) and (f) of this Lease, and the result thereof shall be binding on Landlord and Tenant. When implementing the procedure set forth in said Section 2.3(d) (e) and (f), the phrase “Extended Term” used therein shall be deemed to mean the applicable ROFO term.

(h)    If there are 60 or fewer months remaining in the Term at the time of any Landlord’s Offer Notice, Landlord shall have the option to require Tenant to concurrently exercise its next Extension Option, if available, as a prerequisite for accepting the ROFO Space. Tenant shall either (i) exercise an Extension Option, if available, in accordance with Section 2.3 of this Lease, or (ii) extend the Term for an additional period of time such that there will be a full sixty (60) calendar months remaining in the Term following the commencement of the ROFO term, such that in all cases the term of the Lease for the ROFO Space will be coterminous with the Term of the Lease. The Annual Fixed Rent Rate for the entire Premises, including the ROFO Space, during the Extended Term or the additional extended period pursuant to this Section 2.4(h), will be determined in the same manner as set forth in Section 2.3 (b) for determining the Annual Fixed Rent Rate during the applicable Extended Term. If Tenant declines to exercise its Extension Option to extend the Lease for the applicable Extended Term, or if Tenant declines to extend the Term for the additional period contemplated in clause (ii) of this paragraph (h) then Tenant shall be deemed to have rejected Landlord’s offer for the subject ROFO Space and Landlord will be free to offer such space to the general market.

(i)    If Tenant timely elects to lease such ROFO Space, then the space shall, without further action by the parties, be leased by Tenant on the terms and conditions set forth in the Landlord's Offer Notice, and otherwise on all of the other terms and conditions of this Lease, and the parties shall memorialize such facts with a lease amendment.

This right of first offer is personal to Lantheus Medical Imaging, Inc. and may not be assigned to any other party except pursuant to a ‘Permitted Transfer’ under Section 6.2.1 of this Lease.”

20.    Tenant’s Right of First Offer to Purchase.

(a)    Landlord agrees that if Landlord shall decide to offer for sale (to a party other than an affiliate of Landlord) all of the Landlord’s interest in (i) the Building and the Property, (ii) the retained portion of the Property resulting from a subdivision of the Property, or (iii) any portion thereof comprising a condominium unit following Landlord’s conversion of the Property to a condominium regime) (together, “Landlord’s Interest in the Property”) and on the condition (x) Tenant is not then in default of its obligations under the Lease, and (y) the original named Tenant, Lantheus Medical Imaging, Inc., occupies [***] of the Premises, Landlord shall first give notice thereof to Tenant. Such notice shall contain the terms and conditions upon which Landlord is proposing to offer to dispose of Landlord’s Interests In Property and shall constitute an offer to Tenant under this Section 20 (herein called “Landlord’s Submitted Offer”). For clarity, the subdivision of the Property or the submission of the Property to condominium status shall not be construed as a sale of all or any portion of Landlord’s Interest In The Property.

(b)    Tenant shall have the right, to be exercised within [***] after its receipt of Landlord’s Submitted Offer (“Tenant’s Purchase ROFO Acceptance Period”), to give Landlord Tenant’s acceptance of Landlord’s Submitted Offer in writing, which shall be accompanied by a customary deposit, not to exceed [***], as established by Landlord in Landlord’s Submitted Offer (“Tenant’s Purchase ROFO Acceptance”). If Tenant shall duly and timely comply with the foregoing within Tenant’s ROFO Acceptance Period, then not later than the [***] following the expiration of Tenant’s Purchase ROFO Acceptance Period (the “Purchase ROFO Agreement Execution Period”), Landlord and Tenant, shall negotiate in good faith to finalize the terms and conditions of the sale and execute a binding purchase and sale agreement which shall include the terms set forth in Landlord’s Submitted Offer, and such other customary terms and conditions that are usual and customary for a sale of similar buildings [***]. Thereafter, such disposition shall be carried out in accordance therewith. If both parties, having acted in good faith, fail to execute a binding purchase and sale agreement by the expiration of the [***] Purchase ROFO Agreement Execution Period, then the right of first offer to purchase granted to Tenant under this Section 20 shall automatically be suspended, and any deposit promptly refunded, and Landlord shall thereafter be free, expressly subject to the provisions of Section 20(c), to enter into a binding purchase and sale agreement with any third party on terms substantially similar to the terms set forth in Landlord’s Submitted Offer within the [***] period provided for in Section 20(c) below.

(c)    If Landlord has not entered into a binding purchase and sale agreement with a third party in accordance with the provisions of Section 20(b) within the [***] period following the expiration of Tenant’s Purchase ROFO Agreement Execution Period, then Tenant’s right of first offer under this Section 20 shall be reinstated in full force and effect in accordance with the provisions hereof. However, if Tenant’s right of first offer has been terminated or extinguished as hereinafter set forth in this paragraph (c), there shall be no reinstatement of Tenant’s right of first offer. If Landlord enters into a binding purchase and sale agreement with a third party on terms substantially similar to the terms set forth in Landlord’s Submitted Offer within the aforesaid [***] period, the purchaser or purchasers shall not be bound by the provisions of this Section 20 and Tenant’s right of first offer to purchase under this Section 20 shall terminate and be of no further force or effect. If Tenant has declined Landlord’s Submitted Offer, Tenant’s right of first offer to purchase shall be extinguished, provided, however, if Landlord thereafter offers Landlord’s Interest in the Property to a third party upon material terms that are more favorable to such purchaser than the material terms contained in Landlord’s Submitted Offer, or for a purchase price that is less than [***] of the purchase price that was offered to Tenant in Landlord’s Submitted Offer, then Landlord shall re-offer the Property to Tenant on the terms offered to such third party (“Landlord’s Revised Notice”) and the same procedures shall apply with respect to Landlord’s Revised Notice as set forth in paragraph (b) above, except that Tenant’s Purchase ROFO Acceptance Period shall be reduced to [***].

(d)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be entitled to exercise the rights provided to it under this Section 20 if at the time Tenant would otherwise by entitled to exercise such rights
(i) Tenant is then in default of its obligations under the Lease beyond the expiration of the applicable notice and cure periods under the Lease, or Landlord shall have given Tenant a notice of default which is not thereafter timely cured, (ii) the Lease shall no longer be in full force and effect, or (iii) Tenant (or a transferee pursuant to a Permitted Transfer under Section 6.2.1 of the Lease) itself is not occupying [***] of the Premises. Further, notwithstanding anything to the contrary contained in the Lease, Tenant’s rights of first offer under this Section 20 shall be subject and subordinate to the provisions of any mortgage now or hereafter placed upon or affecting Landlord’s Interest In The Property or any portion thereof and or interest therein and the rights of the holder thereof and to any renewals, extensions, replacements, and modifications of any such mortgage. Further, Tenant’s right of first offer under this Section 20 shall not be applicable to any mortgagee of the Property.
Landlord shall not be required to offer Landlord’s Interest in the Property for sale to Tenant in the event of (i) a so-called “sale and leaseback financing” between Landlord, as borrower and any lender which involves a sale to such lender of all or any portion or portions of Landlord’s Interest In The Property together with a simultaneous leasing back thereof by the lender as landlord to Landlord and/or affiliates of Landlord, as tenant, (ii) any transaction with a lender for the purposes of financing or refinancing the Property, Landlord’s Interest In The Property (or any portion thereof) or Landlord’s or any other owner’s interest therein in which the lender receives or may receive any equity participation or other ownership in the

Property and/or Landlord’s Interest In the Property (or any portion thereof), in Landlord’s interest therein and/or in the building(s) built or to be built thereon and/or in rents, income and/or profits therefrom, (iii) any offer to sell or transfer the Property as part of a portfolio of any other one or more properties outside the Property owned by Landlord and/or affiliates of Landlord which Landlord intends to offer to the general market (a “Portfolio Sale”), and if a Portfolio Sale shall occur, Tenant’s right of first offer to purchase Landlord’s Interest in the Property under this Section 20 shall cease, terminate and be of no further force and effect. In no event shall Tenant’s rights under this Section 20 be triggered by any transaction between Landlord and an affiliate of Landlord, or any change in or addition of any capital partners or investors of Landlord, from time to time. The parties hereto acknowledge and agree that the aforesaid right of first offer to purchase is personal to Lantheus Medical Imagining, Inc., and that in no event will any assignee, sublessee, or other successor have any rights under this Section 20, except pursuant to a “Permitted Transfer” under Section 6.2.1 of the Lease.

21.    Cleaning. Tenant shall be responsible for keeping the Expansion Premises in clean condition. Tenant shall, at its sole expense, contract for professional cleaning services for the Expansion Premises on a regular basis in accordance with prevailing cleaning standards. Section 5.1.3 of the Lease shall have no applicability to the Expansion Premises.

22.    Signage. In addition to the signage rights provided in Section 6.2.7 of the Lease, Tenant shall have the right to install, at its sole expense, its business identification sign on the façade of the North Building facing Burlington Road, subject to Landlord’s approval of the specifications, locations and manner of installation (the “Building Sign”). Tenant’s Building Sign shall comply with all applicable codes, ordinances and requirements of the Town of Bedford. Tenant shall maintain the Building Sign in good condition, at its sole expense, and shall remove it at the end of the Term. Landlord, at its sole expense, shall provide building standard signage in the North Building lobby.

23.    Special Use Permits; Contingency.

(a)    Tenant is required to obtain from the Town of Bedford one or more special use permits which are necessary to conduct Tenant’s business operations and laboratory uses in the Expansion Premises (all such permits are collectively referred to as the “Special Use Permits”). It is agreed that the effectiveness of this Amendment is expressly conditioned upon Tenant obtaining the Special Use Permits (and only the Special Use Permits) on or before the date that is twelve (12) weeks after the Effective Date (such condition being referred to herein as the “Permitting Contingency” and such date being referred to as the “Permitting Contingency Date”). Promptly following the execution of this Amendment, Tenant, at its sole cost and expense, shall apply for and diligently take all necessary steps to obtain such Special Use Permits. The Special Use Permits shall be deemed obtained when the time for appeal of the issuance of the same has expired with no appeal pending and no such appeal having been instituted, or if any appeal had been instituted, with such appeal having been adjudicated in favor of the issuance of the Special Use Permits, and with no conditions placed upon the Special Use Permits except as are acceptable to Tenant in its good faith and commercially reasonable judgment. It is intended that the effectiveness of this Amendment shall not be dependent upon Tenant obtaining all other necessary governmental permits and approvals (such as a building permit for Tenant’s Work) by the Permitting Contingency Date (but Tenant shall not be relieved of the obligation to actually obtain all necessary permits and approvals required by the applicable governmental authorities). Landlord shall assist and cooperate with Tenant in obtaining all necessary permits and approvals as Tenant reasonably requests, at no cost to Landlord.

(b)    If the Permitting Contingency has not been satisfied by the Permitting Contingency Date, then either Landlord or Tenant may elect to terminate this Amendment by giving written notice of termination to the other no later than five (5) days after the Permitting Contingency Date, effective as of the date such termination notice. However, the foregoing termination right shall not be available to Tenant if Tenant’s actions or inactions, including not having used commercially reasonable efforts to obtain the Special Use Permits, are the sole reason the Permitting Contingency has not been satisfied, or (ii) to either party if either party is making significant progress in obtaining the Special Use Permits. As used herein, “significant progress” shall mean Landlord or Tenant (as applicable) has filed all required documentation, is attending all meetings and using commercially reasonable efforts to respond to follow-up questions and requests for information required by the Town in a timely manner. If either party timely elects to terminate, this Amendment shall be void ab initio and shall terminate as of the effective date of termination without the need for any further documentation. In no event shall the termination of this Amendment operate to terminate the Lease, it being agreed that the Lease shall continue in full force and effect in accordance with its terms immediately prior to the date of this Amendment. If neither Landlord nor Tenant elects to so terminate, the Permitting Contingency shall be deemed to have been waived by the parties without further action and this Amendment shall continue in full force and effect.

24.    Hazardous Materials.

(a)    Tenant covenants and agrees not to use, Release, dispose, manufacture, store, or transport any Hazardous Materials (hereinafter defined), and/or Radioactive Materials (hereinafter defined), at, on, under or from the Premises and the Property except for those Hazardous Materials and Radioactive Materials used in the ordinary course of Tenant’s business [***]. Tenant covenants and agrees not to use, Release, dispose, manufacture, store, or transport any Hazardous Materials and/or Radioactive Materials at, on, under or from the Premises and the Property except in compliance with any and all laws, regulations, ordinances or orders promulgated, and as may be amended, by any local governmental authority, the Commonwealth of Massachusetts and/or the United States Government having jurisdiction over such Hazardous Materials and/or Radioactive Materials so brought upon or used or kept in or about the Property (collectively, “Legal Requirements”), and only in compliance with all such applicable Legal Requirements and any reasonable requirements of Landlord (such as zoning/permitting requirements for fencing or other locked enclosures). Tenant shall comply with all applicable governmental reporting requirements with respect to Hazardous Materials, Radioactive Materials, and all chemicals and flammable substances (in whatever form) used by Tenant in its business operations, and shall deliver to Landlord copies of all such reports. In the event that a Release or Threat of Release (hereinafter defined) of Hazardous Materials or Radioactive Materials occurs at, from or upon the Premises or Property during the term of this Lease for which Tenant is responsible, Tenant shall at its expense perform all actions required under any and all applicable Legal Requirements to assess, contain, remove or respond to such Release or Threat of Release; provided, however, that Tenant’s work or actions hereunder shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed. The term “Hazardous Materials” shall mean any and all materials defined or classified as “hazardous materials” “hazardous waste,” “hazardous substance,” “toxic substance,” “hazardous pollutant,” “toxic pollutant” or “oil” or words of similar import under any applicable local, state or federal law and/or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, 42 U.S.C. §9601 et. seq. (CERCLA), 42 U.S.C. §6901 et. seq. (RCRA), M.G.L. c. 21C or M.G.L. c.
21E, 310 CMR 40.0000 (MCP), or the Town of Bedford Bylaw Article 50, all as amended. The term “Radioactive Materials” shall mean any and all source, special nuclear, or byproducts of materials as defined by the Atomic Energy Act of 1954, and/or that are subject to regulation by the United States Nuclear Regulatory Commission (NRC) and/or Massachusetts Department of Public Health Radiation Control Program under 105 CMR 120.00. The term “Hazardous Materials” used under this Section 24 shall also mean and include “Radioactive Materials”, unless the context requires otherwise. The terms “Threat of Release” and “Threats of Release” as used in this Amendment mean a substantial likelihood of a Release that requires action to prevent or mitigate damage to the environment or the Building that may result from such release. For purposes of this Section 24, a “Release” occurs when it meets or exceeds the Materiality Standards outlined in Exhibit C attached hereto.
Landlord and Tenant agree that Section 6.2.3 of the Lease, Hazardous Wastes and Materials, is hereby deleted in its entirety and that the terms and provisions of this Section 24 shall govern as of the Effective Date.

(b)    Landlord has a framework of Materiality Standards, set forth in Exhibit C attached hereto and incorporated herein, for determining certain spills, Releases or Threats of Release of Hazardous Materials or Radioactive Materials at the Premises, Building or Property requiring notification of Landlord. Tenant shall promptly notify Landlord in writing of all spills, Releases or Threat of Release of Hazardous Materials and/or Radioactive Materials at the Premises, the Building, or the Property which meet one or more of the Materiality Standards for notification of Landlord set forth in said Exhibit C caused by or involving Tenant or its business operations. Further, Tenant shall notify Landlord in writing of all notices, orders, fines or communications of any kind received by Tenant from any governmental authority or third party concerning the presence or suspected presence of Hazardous Materials on the Premises or the Property, the migration or suspected migration of Hazardous Materials from the Premises or the Property to other property, or the migration or suspected migration of Hazardous Materials from other property to the Premises or the Property.

(c)    Upon not less than fifteen (15) days advance written notice to Tenant, Landlord, its officers, employees, contractors and agents shall have the right, but not the duty, to cause its environmental LSP to inspect areas of the Premises to determine whether Tenant is complying with CERCLA, RCRA, Chapter 21C, Chapter 21E, the US NRC, 105 CMR 120.00, and other municipal, state and federal environmental laws, or regulations promulgated pursuant to any of the foregoing, as amended. Landlord shall use reasonable efforts to minimize interference with Tenant’s business, including, but not limited to, conducting any inspection during regular business hours, or during other hours by agreement of the parties, but shall not be liable for any interference caused thereby, provided Landlord shall have used such reasonable efforts.

(d)    Tenant shall permit Landlord, its employees and its agents (including its environmental LSP), access to all areas of the Premises, from time to time during the Term, for the purposes of conducting an environmental assessment or inspection as set forth herein. Upon not less than fifteen (15) days advance written notice to Tenant, Landlord shall have the right to conduct an environmental assessment of the Premises as well as any other areas in, on or about the Property that Landlord reasonably believes may have been affected adversely by Tenant’s use of the Premises (collectively, the “Affected Areas”) in order to confirm that the Premises and the Affected Areas do not contain any Hazardous Materials resulting from Tenant’s use in violation of applicable Legal Requirements or under conditions constituting or likely to constitute a Release of Hazardous Materials. Such environmental assessment shall be such level of investigation necessary, as recommended by Landlord’s environmental LSP. Such right to conduct such environmental assessment shall not be exercised more than once per calendar year, unless there is an environmental emergency or if Landlord reasonably believes that areas of the Premises or the Property may have been adversely affected by Tenant’s use of the Premises. If contamination has occurred for which Tenant is liable for under this Lease, then Tenant shall pay all reasonable out-of-pocket costs incurred to conduct the assessment. If no such contamination is found, Landlord shall pay for the costs of the assessment. Landlord shall provide Tenant with a copy of all third-party reports and tests of the Premises and Affected Areas made by or on behalf of Landlord during the Term. In the event Landlord shall exercise its rights under this Section 24(d), Landlord shall use reasonable efforts to minimize interference with Tenant’s business, including, but not limited to, conducting any assessment during regular business hours, or during other hours either by agreement of the parties or in the event of an environmental emergency, but shall not be liable for any interference caused thereby, provided Landlord shall have used such reasonable efforts.

(e)    Landlord shall have the right, from time to time, during the Term (provided that Landlord has a reasonable belief that Hazardous Materials are present on or at the Premises or the Property in violation of Legal Requirements and has delivered to Tenant evidence to support such belief), and upon the expiration of the Term of the Lease, to require that Tenant hire, and in such event, Tenant shall at its own expense hire, an environmental consultant reasonably satisfactory to Landlord to undertake an environmental assessment, inspection and/or sampling at the Premises and/or Property to determine whether Hazardous Materials have been Released during the Term of the Lease. Such right to require such environmental assessment shall not be exercised more than once per calendar year, unless there is an environmental emergency or if Landlord reasonably believes that areas of the Premises or the Property may have been adversely affected by Tenant’s use of the Premises. If it is determined that no Release has occurred, Landlord shall pay for the costs of the assessment.

(f)    Should the assessment, inspection or sampling performed pursuant to Section 24(c) or Section 24(d) above, or any other assessment, inspection or sampling, reveal that there has been a Release or Threat of Release of Hazardous Materials by Tenant or its employees, agents or contractors, then Tenant shall,
(i)    in the event of a Release, at its expense, undertake with an environmental LSP of its choice, all remediation and/or response action required by any governmental authority, or (ii) in the event of a Threat of Release, at its expense, undertake, with an environmental LSP of its choice, all remediation and/or response action reasonably required by Landlord but in no event in excess of any such response action that would be required by any applicable governmental authority and (iii) in either event, Tenant shall promptly thereafter restore any areas damaged or affected by such remediation and/or response action.

(g)    [***].

(h)    Tenant agrees to indemnify, defend with counsel reasonably acceptable to and approved by Landlord, and save Landlord harmless from all claims, liability,

loss, out-of-pocket costs or damage arising as a result of the use, Release, Threat of Release, holding, handling, transport, storage, or disposal of Hazardous Materials and/or Radioactive Materials by Tenant, its employees, agents, affiliates, assignees, subtenants, or contractors, or any party transporting Hazardous Materials and/or Radioactive Materials at, on, upon or from the Premises or Property from and after the Tenant Improvement Access Date or the date Tenant first occupied any portion of the Premises for lab use as set forth in Section 5 of this Amendment, including, without limitation, liability under any federal, state, or local laws, requirements and regulations, or damage to any of the systems of the Building or the Property, except to the extent caused by the negligence or misconduct of Landlord or any other occupants of the Building or other third parties not acting through or on behalf of Tenant. The provisions of this Section 24(h) shall survive the expiration or earlier termination of the Lease. Notwithstanding anything to the contrary contained in this subsection (h), Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which existed in the Premises prior to the Tenant Improvement Access Date or the date Tenant first occupied the Expansion Premises for lab use in accordance with Section 5 of this Amendment, or (ii) the presence of any Hazardous Materials and/or Radioactive Materials in the Premises which migrated from outside of the Premises into the Premises, unless and to the extent, in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to, in whole or in part, by Tenant or its agents, employees, affiliates, assignees, subtenants, or contractors.

(i)    Tenant shall be solely responsible for conducting all facility decommissioning for the Expansion Premises. On or before the expiration or earlier termination of the Lease, Tenant shall surrender the Expansion Premises to Landlord in a condition deemed suitable for unrestricted use, as defined by the NRC, with all facility decommissioning work completed. Tenant’s facility decommissioning work shall be deemed completed if Tenant complies, in all material respects with the American National Standards Institute’s Laboratory Decommissioning guidelines (ANSI/AIHA Z9.11-2008) or any successor standards published by ANSI or any successor organization (or, if ANSI and its successors no longer exist, a similar entity publishing similar standards) and the Massachusetts Department of Public Health Regulation 105 CMR
120.00 (specifically regarding Radiological Criteria for License Termination (120.244-120.258), and the NRC Regulation Title 10 CFR (specifically Subpart E – Radiological Criteria for License Termination (collectively, the “Decommissioning Standards”). Landlord shall have the right (upon reasonable prior notice and during business hours) to have its environmental specialists, observe and inspect the progress of Tenant’s decommissioning work. In addition, at least ten (10) days prior to Tenant’s surrender of possession of any part of the Expansion Premises, Tenant shall (a) provide Landlord with written evidence of all appropriate governmental releases obtained by Tenant in accordance with applicable laws, (b) place Laboratory Equipment Decontamination Forms on all decommissioned equipment to assure safe occupancy by future users and (c) conduct a site inspection with Landlord. In addition, Tenant agrees to remain responsible after the surrender of the Expansion Premises for the remediation of any Hazardous Materials or Radioactive Materials, for which it is responsible, in, on, or at the Property due to a Release to the environment during the Term. Tenant’s obligations under this Section 24 shall survive the expiration or earlier termination of the Lease.

(j)    Landlord represents and warrants to Tenant as of the Effective Date, that, except as identified in the Environmental Reports listed and defined in Exhibit H attached hereto and incorporated herein by reference, to Landlord’s actual knowledge: (i) no Hazardous Materials or Radioactive Materials have been disposed of, or identified on, under, or at the Property in violation of applicable environmental laws; (ii) no written notice has been issued to Landlord from any government authorities, or any political or quasi-political, subdivision, agency, authority, department, court, commission, board, bureau, or instrumentality of any of the foregoing asserting that the Property is or may be in violation of any applicable federal, state, or municipal law, ordinance, or regulation regarding Hazardous Materials; (iii) except as referenced in the Environmental Reports, no further Hazardous Materials were used in the construction of the Building; (iv) no Release of Hazardous Materials has occurred at, from, in, adjacent to, or on the Property, nor are there any Hazardous Materials migrating to the Property; (v) except as may be disclosed in the Environmental Reports, no incinerators, septic tanks, underground storage tanks, PCB-containing equipment, asbestos-containing material, formaldehyde insulators, or cesspools are on the Property; (vi) all waste is discharged from the Property into a public sanitary sewer system in accordance with applicable legal requirements and no Hazardous Materials are discharged from the Property, directly or indirectly, into any body of water by Landlord.

Landlord has delivered to Tenant copies of all environmental reports, including, but not limited to, soil reports and groundwater reports, prepared by third parties that Landlord has in its possession. Tenant acknowledges receipt of the Environmental Reports.

Landlord agrees to indemnify, hold harmless, and defend Tenant from and against any and all claims, liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees, charges, and expenses in the enforcement of this indemnity) asserted against or suffered by Tenant arising out of, related to, or caused by the breach or inaccuracy of the representation and warranty made under this Section 24(j) by Landlord. The indemnification contained in this Section 24(j) shall survive the termination or earlier expiration of this Agreement or the Lease.

(k)    Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant and approved by Tenant, and save Tenant harmless from and against all claims, liability or loss, out of pocket costs or damage as a result of the existence of Hazardous Materials or Radioactive Materials in, at or upon the Expansion Premises prior to the Tenant Improvement Access Date or the date of Tenant’s earlier occupancy of any portion of the Expansion Premises for lab use (whichever occurs first) provided, however, that this indemnity shall not apply to the extent Tenant or its agents, employees, affiliates, assignees, subtenants, or contractors causes or contributes to the Release or Threat of Release of Hazardous Materials and/or Radioactive Materials which are the subject of such claim, liability, loss and/or damage. With respect to claims against Tenant arising out of personal injury or damage suffered or alleged to have been suffered by Tenant’s employees or former employees, subtenants or contractors relating to such pre-existing Hazardous Materials, Landlord shall have no duty to defend Tenant, however, Landlord shall indemnify Tenant (including legal costs incurred) in such cases only if such party’s claim prevails, despite Tenant having used reasonable efforts to defend such claim, in a judicial proceeding in a court of competent jurisdiction through final judgement, with no further appeal. Landlord shall, at Landlord’s sole cost and expense, be responsible for remediation of any Hazardous Material in, on, under or about the Expansion Premises prior to the Tenant Improvement

Access Date or the date of Tenant’s earlier occupancy of the Expansion Premises for lab purposes. The provisions of this Section 24(j) shall survive the expiration or earlier termination of the Lease.

(l)    It is a condition precedent to Tenant’s obligation to perform under this Amendment that Tenant obtains an environmental insurance policy satisfactory to Tenant in its sole discretion. Landlord agrees to cooperate with Tenant to provide such information and documentation in its possession regarding the nature and extent of any Hazardous Materials at, on, under or from the Building and the Property as Tenant may reasonably request, and to allow such further testing as may be reasonably required and approved by Landlord (approval not to be unreasonably withheld) to enable Tenant to obtain the environmental insurance policy. If Tenant is unable to obtain a satisfactory policy prior to the Permitting Contingency Date, Tenant may elect, in its sole and absolute discretion, not to proceed with this Amendment by giving Landlord written notice of such election (the “Notice Not To Proceed”) no later than ten (10) days after the Permitting Contingency Date. If Tenant gives Landlord the Notice Not To Proceed, this Amendment (but not the Lease) shall terminate, effective five (5) days after Landlord’s receipt of such notice.

25.    Rooftop Equipment.

(a)    Tenant shall have the right, at no charge to Tenant, to install and operate rooftop mechanical equipment to be used in connection with the Tenant’s lab uses, to be installed in an area on the roof of the North Building to be designated for Tenant’s use (such area is referred to as the “Rooftop Equipment Area”). Following the execution of this Amendment, Landlord and Tenant shall work together, each acting reasonably and in good faith, to agree on a rooftop plan which will (i) determine a mutually acceptable location for placement of the Rooftop Equipment (defined below) and (ii) reach an agreement as to the manner of installation of the Rooftop Equipment. While Landlord agrees to act reasonably and in good faith, Landlord shall not be deemed to be unreasonable if (x) it designates specific areas as suitable for placement of the Rooftop Equipment (it being understood that Landlord needs to take into account conditions for future rooftop installations), or (y) it places any condition(s) on any manner of equipment installation that would adversely affect the proper functioning of the Building systems. Tenant’s rooftop equipment shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed, regarding size and the manner of installation, including conformance with Landlord’s reasonable design criteria and any other reasonable requirements. The approved rooftop equipment shall be referred to herein as the “Rooftop Equipment”. Tenant shall ensure that installation of the Rooftop Equipment will not in any way affect the roof warranty or the structural integrity of the roof, and shall require its employees and contractors to exercise the standard of care required by the manufacturer of the roofing materials to prevent voiding roof warranties. In connection with the foregoing, Tenant shall submit to Landlord for its approval the plans and specifications for the Rooftop Equipment installation, which approval shall not be unreasonably withheld, conditioned or delayed, and shall comply with Landlord’s requirements under Section 6.2.5 of the Lease, in all respects, provided, however, Landlord shall not be deemed unreasonable for conditioning its approval of any plans and specifications if the manner of installation will not meet, at a minimum, the same standard of care required by the manufacturer of the roofing materials to prevent voiding roof warranties. Tenant shall also have the right to use its proportionate share of common conduit and shaft space in the Building, if available, at no charge, to connect the Premises to the Rooftop Equipment. Tenant shall also pay

Landlord all costs of electricity in connection with the Rooftop Equipment, as reasonably determined by Landlord, such amounts to be included in Expansion Premises Tenant Electric payable by Tenant in accordance with Section 16 hereof and Section 4.2.5(b) of the Lease. Tenant agrees to maintain the Rooftop Equipment in good condition and repair throughout the Term. The installation, operation, maintenance, repair and removal of all Rooftop Equipment shall be at Tenant’s sole cost and expense, utilizing contractors approved by Landlord, which may be Landlord’s roofing contractor if required by Landlord, and shall be performed in accordance with all applicable laws and requirements of the Town of Bedford and any other governmental agencies and public authorities having jurisdiction.

(b)    Tenant’s use of the Rooftop Equipment Area and the Rooftop Equipment shall not interfere with the use of the roof by other tenants (it being understood that the use of the Rooftop Equipment in the locations shown on a final rooftop plan approved by Landlord shall be deemed to not interfere). Tenant shall remove the Rooftop Equipment from the roof upon the expiration or earlier termination of the Lease, including capping off all shafts used in the operation of Tenant’s mechanical equipment, and repair any damage to the roof and/or the Building caused by removal, unless at the time of review of Tenant’s Plans Landlord advised Tenant that the Rooftop Equipment is not required to be removed at the end of the Term.

(c)    Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liabilities, claims, damages, costs and expenses relating in any way to the Rooftop Equipment, including damage to the roof or the Building, unless caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, or other users of the roof. The foregoing indemnification shall survive the expiration or earlier termination of the Lease.

(d)    The right to install the Rooftop Equipment is personal to the initial named tenant, Lantheus Medical Imaging, Inc. and may not be assigned or subleased except in connection with a Permitted Transfer under Section 6.2.1(d) of the Lease (or any assignment of the Lease approved by Landlord pursuant to Section 6.2.1 of the Lease). Once installed, the Rooftop Equipment may be assigned or subleased only in connection with an assignment of the Lease or a subletting of the Premises. In that event, Tenant shall not be relieved of the primary responsibility for removal of any Rooftop Equipment under the terms of Section 25(b) above. Tenant shall be prohibited from granting any other party any right or license to use any portion of the Rooftop Equipment Area apart from the Lease.

26.    Subordination. As a condition to the effectiveness of this Amendment, Landlord shall cause its current lender to execute and deliver to Tenant a Subordination, Attornment and Non-Disturbance Agreement in the form attached hereto as Exhibit G (the "SNDA"). If the SNDA is not delivered to Tenant within five (5) business days following full execution of this Amendment and execution of the SNDA by Tenant and Landlord, Tenant shall have the right to terminate this Amendment, but not the Lease, by giving written notice of termination to Landlord, effective upon Landlord’s receipt of such notice, without liability or obligation on the part of either Landlord or Tenant.

27.    Lease not to be Recorded; Notice of Lease. Tenant agrees it will not record the Lease or this Amendment. Contemporaneously with the execution of the Amendment, (a) Landlord agrees to execute, acknowledge and deliver a Notice of Lease in the form attached hereto as Exhibit E, which is to be held in escrow by Tenant until the Permitting Contingency has been satisfied or waived in writing at which point Tenant may record the same with the

Middlesex South Registry District of the Land Court, and (b) Tenant agrees to execute, acknowledge and deliver a Notice of Termination of Lease in Tenant’s name in the form attached hereto as Exhibit F, which is to be held in escrow by Landlord until the expiration or earlier termination of the Lease.

28.    Expansion Premises Yield-Up. Notwithstanding anything to the contrary contained in Section 6.1.9 of the Lease, Tenant shall have no obligation at the end of the Term to remove Landlord’s Expansion Premises Work or Tenant’s Work made in accordance with the Final Plans, except that Tenant shall remove the Rooftop Equipment (unless at the time of review of Tenant’s Plans, Landlord advised Tenant that any Rooftop Equipment and/or ground-mounted is not required to be removed at the end of the Term). Any ground-mounted equipment approved by Landlord, such as a generator and associated fuel tank, shall be removed from the Property at the end of the Term (and any damage caused by removal shall be repaired by Tenant), unless Landlord informs Tenant at the time Landlord reviewed the plans therefor, that such equipment is not required to be removed at the end of the Term. However, Tenant shall be required to cap off all shafts and ductwork in the Expansion Premises. In addition to compliance with the yield-up requirements in Section 6.1.9 of the Lease, Tenant shall be obligated to perform all facility decommissioning work and surrender the Expansion Premises in accordance with the requirements set forth in Section 24(i) of this Amendment. Tenant’s obligations under this Section 28 shall survive the expiration or earlier termination of the Lease. In no event shall this Section 28 be construed to diminish or relieve Tenant of its obligations to comply in all respects with the Decommissioning Standards.

29.    Guaranty. Tenant’s obligations under the Lease are secured by a Guaranty dated February 14, 2022 executed by Lantheus Holdings, Inc. (“Guarantor”). Guarantor joins in the execution of this Amendment for the purpose of confirming Guarantor’s consent to the terms, agreements and obligations of Tenant set forth herein.

30.    Authority. Landlord and Tenant each represent, as to itself, (a) that it is validly existing and in good standing in the state where it was organized, and in good standing in the Commonwealth of Massachusetts; (b) that it has the authority and capacity to enter into this Amendment and perform all of its obligations hereunder; (c) that all necessary action has been taken in order to authorize it to enter into and perform all of its obligations hereunder; (d) that the person executing this Amendment on its behalf is duly authorized to do so.

31.    Entire Agreement. This Amendment contains the entire agreement of the parties regarding the subject matter hereof. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, express or implied, among them, relating to this subject matter, other than as set forth herein. This Amendment shall be construed under the laws of the Commonwealth of Massachusetts and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

32.    Brokers. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, other than [***] (the “Brokers”), and in the event of any brokerage claims, other than by the Brokers against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim.

33.    Execution. This Amendment shall not be valid and binding until executed and delivered by Landlord, and may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Any facsimile, PDF, or other electronic transmittal of original signature versions of this Amendment shall be considered to have the same legal effect as execution and delivery of the original document and shall be treated in all manner and respects as the original document. Execution of this Amendment by means of DocuSign is an acceptable form of execution, valid and binding and having the same legal effect as execution with wet ink signatures and shall be treated in all manner and respects as the original document.

Signatures appear on the following page

WITNESS the execution under seal this 4th day of May, 2023.
LANDLORD:

201 BURLINGTON ROAD OWNER, LLC
a Delaware limited liability company

By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member

By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager

By: Nordblom JV Manager, Inc., a Massachusetts corporation, its manager

By: /s/ Todd Nordblom     Todd Nordblom
President

By: /s/ Crosby Nordblom     Crosby Nordblom
Senior Vice President

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By:/s/ Mary Anne Heino Mary Anne Heino
Chief Executive Officer

GUARANTOR:

LANTHEUS HOLDINGS, INC.

By: /s/ Mary Anne Heino Mary Anne Heino
Chief Executive Officer Hereunto duly authorized

EXHIBIT A
PLAN SHOWING THE EXPANSION PREMISES

[***]

A-1

EXHIBIT A-1

PRELIMINARY LAYOUT PLAN

[***]

EXHIBIT B

IMPROVEMENTS

[***]

EXHIBIT B-1

Tenant Landlord Matrix of Responsibility

[***]

B-1-1

EXHIBIT B-2
PRELIMINARY CONSTRUCTION SCHEDULE

[***]

B-2-1

EXHIBIT C

MATERIALITY STANDARDS

[***]

EXHIBIT D CONVERSION TO NET FIXED RENT
[***]

EXHIBIT E

FORM NOTICE OF LEASE

Pursuant to General Laws of Massachusetts, Chapter 183, Section 4, notice is hereby given of the Lease described below:
Date of Lease Execution:
Landlord:    201 BURLINGTON ROAD OWNER, LLC, a Delaware limited partnership, having an address of c/o ALAAC, LLC, 71 Third Avenue, Burlington, MA 01803
Tenant:    LANTHEUS MEDICAL IMAGING, INC., a Delaware
corporation, having an address of 201 Burlington Road, Bedford, MA 01730
Premises:    Approximately 46,526 rentable square feet of floor area on the 1st, 2nd, and 3rd floors in the south portion of the building located on the parcel of land described in Exhibit A attached hereto (such parcel of land, the “Property”) and commonly known as 201 Burlington Road, Bedford, Massachusetts (the “Building”), and approximately 41,655 rentable square feet on the first floor of the north portion of the Building.
Term of the Lease:    Fifteen (15) years and four (4) months as provided in the
Lease.
Rights to Extend:    Tenant has two (2) options to extend the term of the Lease for additional periods of five (5) years each, as further described in Section 2.3 of the Lease.
Right of First Offer
to Lease:    Tenant has a right of first offer to lease on all or any tenant space in the portion of the Building known as the “North Building”, subject to rights of existing tenants to lease any such space, as further described in Section 2.4 of the Lease and Section 19 of the First Amendment to Lease.
Right of First Offer
To Purchase:    Tenant has a right of first offer to purchase all or a portion of Landlord’s interest in the Building and the Property as provided in Section 20 of the First Amendment to Lease.

This Notice of Lease has been executed solely to give record notice of the Lease, and all of the terms, conditions and covenants thereof, which are incorporated herein by reference. In the event of any discrepancy between the provisions of the Lease and this Notice of Lease the provisions of the Lease shall take precedence and prevail over the provisions of this. Notice of Lease. This Notice of Lease is not intended to modify or amend the terms, conditions and covenants of the Lease, nor shall it be deemed to vary or govern interpretation thereof.

[Signature Pages to Follow]

WITNESS the execution hereof under seal as of the Effective Date:

LANDLORD:

201 BURLINGTON ROAD OWNER, LLC
a Delaware limited liability company

By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member

By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager

By: Nordblom JV Manager, Inc., a Massachusetts corporation, its Manager

By:          Name:
Title:

COMMONWEALTH OF MASSACHUSETTS    )
) ss:
COUNTY OF         )

On this day of         , 2023, before me, the undersigned notary public, personally appeared     , proved to me through satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatory, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily in his/her capacity as the      of Nordblom JV Manager, Inc. for its stated purpose, as the voluntary act of said corporation.

Notary Public:
My commission expires:
[Affix Notarial Seal]

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By:      Name:
Title:

COMMONWEALTH OF MASSACHUSETTS    )
) ss:
COUNTY OF         )

On this day of         , 2023, before me, the undersigned notary public, personally appeared     , proved to me through satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatory, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily in his/her capacity as the      of Lantheus Medical Imaging, Inc. for its stated purpose, as the voluntary act of said corporation.

Notary Public:
My commission expires:
[Affix Notarial Seal]

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Three contiguous parcels of registered land in Bedford, Massachusetts, shown as Lots 37, 21A and 38 on Land Court Plan 29283G, respectively bounded and described as follows:

LOT 37 NORTHEASTERLY EASTERLY NORTHEASTERLY SOUTHEASTERLY NORTHEASTERLY EASTERLY and SOUTHEASTERLY SOUTHWESTERLY WESTERLY NORTHERLY

By Burlington Road, 282.27 feet;
410.02 feet;
109.81 feet, by Lot 28 as shown on said plan; By Lot 21A on said plan, about 35 feet;
By the former location of Vie Brook; By Lot 38 on said plan, about 671 feet;
383.95 feet
852.37 feet; and
199.44 feet, by the Northeasterly, Easterly and Southerly lines of the State Highway (Route 3), non-access.

LOT 21A SOUTHERLY SOUTHWESTERLY NORTHWESTERLY NORTHERLY EASTERLY

By Lot 15 as shown on plan hereinafter mentioned 213.97 feet;
By the former location of Vine Brook; By Lot 37 on said plan, about 35 feet; By Lot 28 on said plan, 344.35 feet; and By Lot 22 on said plan, 20 feet.

LOT 38 SOUTHWESTERLY NORTHWESTERLY and WESTERLY NORTHERLY EASTERLY

By the Northeasterly line of the State Highway (Route 3), non-access, 195 feet; By Lot 37 as shown on said plan hereinafter mentioned, about 671 feet;
By the former location of Vine Brook; and By land now or formerly of Warrenton Corporation, 762 feet.

All said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in the Registry of Deeds for the South Registry District of Middlesex County in Registration Book 742, Page 69, with Certificate 122419.

EXHIBIT F

FORM NOTICE OF TERMINATION OF LEASE

Reference is made to a certain Notice of Lease dated as of     , 2023, recorded with Middlesex South Registry District of the Land Court as Document No.          (the “Notice of Lease”), pursuant to which Landlord and Tenant gave notice of a certain lease by and between 201 BURLINGTON ROAD OWNER, LLC (“Landlord”) and LANTHEUS MEDICAL
IMAGING, INC. (“Tenant”), dated February 14, 2022 (as amended, the “Lease”) of a certain premises located at 201 Burlington Road, Bedford, Massachusetts, as more particularly described in the Notice of Lease (the “Premises”).
Landlord and Tenant hereby give notice that the Lease and the Notice of Lease are no longer in force or effect.
This instrument is executed as of     , 2023 as a notice of termination of the aforesaid Lease and is not intended, nor shall it be deemed to vary or govern the interpretation of the terms and conditions thereof.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

LANDLORD:

201 BURLINGTON ROAD OWNER, LLC
a Delaware limited liability company

By: 201 Burlington Road Venture, LLC, a Delaware limited liability company, its sole member

By: 201 Burlington Road NDC Promote LLC, a Massachusetts limited liability company, its Manager

By: Nordblom JV Manager, Inc., a Massachusetts corporation, its Manager

By:          Name:
Title:

COMMONWEALTH OF MASSACHUSETTS    )
) ss:
COUNTY OF         )

On this day of         , 2023, before me, the undersigned notary public, personally appeared     , proved to me through satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatory, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily in his/her capacity as the      of Nordblom JV Manager, Inc. for its stated purpose, as the voluntary act of said corporation.

Notary Public:
My commission expires:
[Affix Notarial Seal]

TENANT:

LANTHEUS MEDICAL IMAGING, INC.

By:      Name:
Title:

COMMONWEALTH OF MASSACHUSETTS    )
) ss:
COUNTY OF         )

On this day of         , 2023, before me, the undersigned notary public, personally appeared     , proved to me through satisfactory evidence of identification, being (check whichever applies): □ driver's license or other state or federal governmental document bearing a photographic image, □ oath or affirmation of a credible witness known to me who knows the above signatory, or □ my own personal knowledge of the identity of the signatory, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily in his/her capacity as the      of Lantheus Medical Imaging, Inc. for its stated purpose, as the voluntary act of said corporation.

Notary Public:
My commission expires:
[Affix Notarial Seal]

EXHIBIT G

LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

[***]

EXHIBIT H

LIST OF ENVIRONMENTAL REPORTS

[***]